================================================================================

                        BLUE BIRD BODY COMPANY, as Issuer

                       BLUE BIRD CORPORATION, as Guarantor

                                       and

                      THE CHASE MANHATTAN BANK, as Trustee

                              --------------------

                                    INDENTURE


                          Dated as of November 15, 1996

                              --------------------

                                  $100,000,000

                   10 3/4% Senior Subordinated Notes due 2006

              10 3/4% Senior Subordinated Notes due 2006, Series B

================================================================================

      Reconciliation and tie between Trust Indenture Act of 1939, as amended, and Indenture, dated as of November 15, 1996

Trust Indenture                                                 Indenture
  Act Section                                                    Section
---------------                                                 ---------
ss. 310(a)(1)      .............................................  6.09
       (a)(2)      .............................................  6.09
       (a)(3)      .............................................  Not Applicable
       (a)(4)      .............................................  Not Applicable
       (b)         .............................................  6.08, 6.10
ss. 311(a)         .............................................  6.13
       (b)         .............................................  6.13
       (c)         .............................................  Not Applicable
ss. 312(a)          ............................................  7.01
       (b)         .............................................  7.02
       (c)         .............................................  7.02
ss. 313(a)         .............................................  7.03
       (b)         .............................................  7.03
       (c)         .............................................  7.03
       (d)         .............................................  7.03
ss. 314(a)         .............................................  7.04
       (a)(4)      .............................................  10.11
       (b)         .............................................  Not Applicable
       (c)(1)      .............................................  1.04, 4.04
                                                                        12.01(c)
       (c)(2)      .............................................  1.04, 4.04
                                                                  12.01(c)
       (c)(3)      .............................................  Not Applicable
       (d)         .............................................  Not Applicable
       (e)         .............................................  1.04
ss. 315(a)         .............................................  6.01(a)
       (b)         .............................................  6.02
       (c)         .............................................  6.01(b)
       (d)         .............................................  6.01(c)
       (e)         .............................................  5.14
ss. 316(a) (last
       sentence)   .............................................  1.01
       (a)(1)(A)   .............................................  5.12, 5.13
       (a)(1)(B)   .............................................  5.13
       (a)(2)      .............................................  Not Applicable
       (b)         .............................................  5.08
ss. 317(a)(1)      .............................................  5.03
       (a)(2)      .............................................  5.04
       (b)         .............................................  10.03
ss. 318(a)         .............................................  1.08

----------
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PARTIES...................................................................    1

RECITALS .................................................................    1

                                   ARTICLE ONE

                       DEFINITIONS AND OTHER PROVISIONS OF
                               GENERAL APPLICATION

Section 1.01.   Definitions...............................................    2
Section 1.02.   Other Definitions........................................    28
Section 1.03.   Rules of Construction ..................................     28
Section 1.04.   Form of Documents Delivered to Trustee...................    29
Section 1.05.   Acts of Holders .........................................    31
Section 1.06.   Notices, etc., to the Trustee, the
                     Company and the Guarantor...........................    30
Section 1.07.   Notice to Holders; Waiver ...............................    31
Section 1.08.   Conflict with Trust Indenture Act .......................    32
Section 1.09.   Effect of Headings and Table of Contents ................    32
Section 1.10.   Successors and Assigns ..................................    32
Section 1.11.   Separability Clause .....................................    33
Section 1.12.   Benefits of Indenture ...................................    33
Section 1.13.   Governing Law ...........................................    33
Section 1.14.   No Recourse Against Others ..............................    33
Section 1.15.   Independence of Covenants ...............................    33
Section 1.16.   Exhibits ................................................    34
Section 1.17.   Counterparts ............................................    34
Section 1.18.   Duplicate Originals .....................................    34

                                  ARTICLE TWO

                          SECURITY AND GUARANTEE FORMS

Section 2.01.      Form and Dating.......................................    34

----------
Note: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

                                                                            Page
                                                                            ----

                                  ARTICLE THREE

                                 THE SECURITIES

Section 3.01.   Title and Terms .........................................    35
Section 3.02.   Registrar and Paying Agent ..............................    36
Section 3.03.   Execution and Authentication ............................    37
Section 3.04.   Temporary Securities ....................................    39
Section 3.05.   Transfer and Exchange ...................................    39
Section 3.06.   Mutilated, Destroyed, Lost and Stolen
                     Securities .........................................    41
Section 3.07.   Payment of Interest; Interest Rights
                     Preserved ..........................................    41
Section 3.08.   Persons Deemed Owners ...................................    43
Section 3.09.   Cancellation ............................................    43
Section 3.10.   Computation of Interest .................................    44
Section 3.11.   Legal Holidays ..........................................    44
Section 3.12.   CUSIP Number ............................................    44
Section 3.13.   Paying Agent to Hold Money in Trust .....................    44
Section 3.14.   [Intentionally Omitted] .................................
Section 3.15.   [Intentionally Omitted] .................................
Section 3.16.   Book Entry Provisions for Global
                     Securities .........................................    45
Section 3.17.   Special Transfer Provisions .............................    46

                                  ARTICLE FOUR

                       DEFEASANCE AND COVENANT DEFEASANCE

Section 4.01.   Company's Option To Effect Defeasance
                     or Covenant Defeasance..............................    49
Section 4.02.   Defeasance and Discharge ................................    50
Section 4.03.   Covenant Defeasance .....................................    50
Section 4.04.   Conditions to Defeasance or Covenant
                     Defeasance .........................................    51
Section 4.05.   Deposited Money and U.S. Government
                     Obligations To Be Held in Trust;
                     Other Miscellaneous Provisions .....................    54
Section 4.06.   Reinstatement ...........................................    55

                                                                            Page
                                                                            ----
                                  ARTICLE FIVE

                                    REMEDIES

Section 5.01.   Events of Default .......................................    55
Section 5.02.   Acceleration of Maturity; Rescission
                     and Annulment ......................................    58
Section 5.03.   Collection of Indebtedness and Suits
                  for Enforcement by Trustee ............................    59
Section 5.04.   Trustee May File Proofs of Claims .......................    61
Section 5.05.   Trustee May Enforce Claims Without
                  Possession of Securities ..............................    62
Section 5.06.   Application of Money Collected ..........................    62
Section 5.07.   Limitation on Suits .....................................    63
Section 5.08.   Unconditional Right of Holders To
                  Receive Principal, Premium and
                  Interest ..............................................    64
Section 5.09.   Restoration of Rights and Remedies ......................    64
Section 5.10.   Rights and Remedies Cumulative ..........................    64
Section 5.11.   Delay or Omission Not Waiver ............................    65
Section 5.12.   Control by Majority .....................................    65
Section 5.13.   Waiver of Past Defaults .................................    65
Section 5.14.   Undertaking for Costs ...................................    66
Section 5.15.   Waiver of Stay, Extension or Usury
                  Laws ..................................................    66
Section 5.16.   Unconditional Right of Holders to
                  Institute Certain Suits ...............................    67

                                   ARTICLE SIX

                                   THE TRUSTEE

Section 6.01.   Certain Duties and Responsibilities .....................    67
Section 6.02.   Notice of Defaults ......................................    68
Section 6.03.   Certain Rights of Trustee ...............................    68
Section 6.04.   Trustee Not Responsible for Recitals,
                  Dispositions of Securities or
                  Application of Proceeds Thereof .......................    70
Section 6.05.   Trustee and Agents May Hold
                  Securities; Collections; Etc. .........................    70
Section 6.06.   Money Held in Trust .....................................    70
Section 6.07.   Compensation and Indemnification of
                  Trustee and Its Prior Claim ...........................    71
Section 6.08.   Conflicting Interests ...................................    71
Section 6.09.   Corporate Trustee Required;
                  Eligibility ...........................................    72

                                                                            Page
                                                                            ----

Section 6.10.   Resignation and Removal; Appointment
                  of Successor Trustee ..................................    72
Section 6.11.   Acceptance of Appointment by
                  Successor .............................................    74
Section 6.12.   Merger, Conversion, Amalgamation,
                  Consolidation or Succession to
                  Business ..............................................    75


                                  ARTICLE SEVEN

                          HOLDERS' LISTS AND REPORTS BY
                               TRUSTEE AND COMPANY

Section 7.01.   Preservation and Information; Company
                       To Furnish Trustee Names and
                 Addresses of Holders ..................................     76
Section 7.02.   Communications of Holders ..............................     76
Section 7.03.   Reports by Trustee .....................................     77
Section 7.04.   Reports by Company .....................................     77

                               ARTICLE EIGHT

                      CONSOLIDATION, MERGER, SALE OF
                               ASSETS, ETC.,

Section 8.01.   Company or Guarantor May Consolidate,
                  etc., Only on Certain Terms ..........................     78
Section 8.02.   Successor Substituted ..................................     80

                               ARTICLE NINE

                    SUPPLEMENTAL INDENTURES AND WAIVERS

Section 9.01.   Supplemental Indentures, Agreements
                  and Waivers Without Consent of
                  Holders ..............................................     81
Section 9.02.   Supplemental Indentures, Agreements
                  and Waivers with Consent of Holders...................     81
Section 9.03.   Execution of Supplemental Indentures,
                  Agreements and Waivers ...............................     84
Section 9.04.   Effect of Supplemental Indentures ......................     84
Section 9.05.   Conformity with Trust Indenture Act ....................     84
Section 9.06.   Reference in Securities to
                  Supplemental Indentures ..............................     85
Section 9.07.   Effect on Senior Indebtedness ..........................     85

                                                                            Page
                                                                            ----

Section 9.08.   Record Date ............................................     85
Section 9.09.   Revocation and Effect of Consents ......................     85

                                ARTICLE TEN

                                 COVENANTS

Section 10.01.  Payment of Principal, Premium and
                  Interest .............................................     86

Section 10.02.  Maintenance of Office or Agency ........................     86
Section 10.03.  Money for Security Payments To Be
                  Held in Trust ........................................     87
Section 10.04.  Corporate Existence ....................................     88
Section 10.05.  Payment of Taxes and Other Claims ......................     89
Section 10.06.  Maintenance of Properties ..............................     89
Section 10.07.  Insurance ..............................................     89
Section 10.08.  Books and Records ......................................     90
Section 10.09.  Guarantees .............................................     90
Section 10.10.  Provision of Financial Statements ......................     90
Section 10.11.  Change of Control Triggering Event .....................     90
Section 10.12.  Limitation on Indebtedness .............................     93
Section 10.13.  Statement by Officers as to Default ....................     96
Section 10.14.  Limitation on Restricted Payments ......................     97
Section 10.15.  Limitation on Transactions with
                  Affiliates ...........................................    100
Section 10.16.  Disposition of Proceeds of Asset
                  Sales ...............................................     101
Section 10.17.  Limitation on Liens ...................................     104
Section 10.18.  Limitation on Other Senior
                  Indebtedness ........................................     105
Section 10.19.  Limitation on  Guarantees by
                  Restricted Subsidiaries .............................     105
Section 10.20.  Limitation on Preferred Stock of
                  Subsidiaries ........................................     106
Section 10.21.  Limitation on Dividends and Other
                  Payment Restrictions Affecting
                  Restricted Subsidiaries .............................     106
Section 10.22.  Limitation on Designations of
                  Unrestricted Subsidiaries ...........................     106
Section 10.23.  Compliance Certificates and Opinions...................     108

                                                                            Page
                                                                            ----

                              ARTICLE ELEVEN

                         REDEMPTION OF SECURITIES

Section 11.01.  Right of Redemption ...................................     109
Section 11.02.  Applicability of Article ..............................     109
Section 11.03.  Election To Redeem; Notice to
                  Trustee .............................................     109
Section 11.04.  Selection by Trustee of Securities To
                  Be Redeemed .........................................     109
Section 11.05.  Notice of Redemption ..................................     110
Section 11.06.  Deposit of Redemption Price ...........................     111
Section 11.07.  Securities Payable on Redemption
                  Date ................................................     112
Section 11.08.  Securities Redeemed or Purchased in
                  Part ................................................     112

                                 ARTICLE TWELVE

                           SUBORDINATION OF SECURITIES

Section 12.01.  Securities to Senior Indebtedness .....................     113
Section 12.02.  Payment over Proceeds upon
                  Dissolution, etc. ...................................     114
Section 12.03.  Suspension of Payment When Senior
                  Indebtedness in Default..............................     115
Section 12.04.  Trustee's Relation to Senior
                  Indebtedness ........................................     117
Section 12.05.  Subrogation to Rights of Holders of
                  Senior Indebtedness .................................     117
Section 12.06.  Provisions Solely To Define Relative
                  Rights ..............................................     118
Section 12.07.  Trustee To Effectuate Subordination....................     118
Section 12.08.  No Waiver of Subordination Provisions..................     119
Section 12.09.  Notice to Trustee .....................................     120
Section 12.10.  Reliance on Judicial Order or
                  Certificate of Liquidating Agent.....................     121
Section 12.11.  Rights of Trustee as a Holder of
                  Senior Indebtedness; Preservation
                  of Trustee's Rights..................................     121
Section 12.12.  Article Applicable to Paying Agents....................     122
Section 12.13.  No Suspension of Remedies .............................     122

                                                                            Page
                                                                            ----

                             ARTICLE THIRTEEN

                        SATISFACTION AND DISCHARGE

Section 13.01.  Satisfaction and Discharge of
                  Indenture ...........................................     122
Section 13.02.  Application of Trust Money ............................     123

                             ARTICLE FOURTEEN

                          GUARANTEE OF SECURITIES

Section 14.01.  Guarantee .............................................     124
Section 14.02.  Execution and Delivery of Guarantee ...................     125
Section 14.03.  Additional Guarantor ..................................     126
Section 14.04.  Guarantor Obligations Subordinated to
                  Guarantor Senior Indebtedness........................     126
Section 14.05.  Payment Over Proceeds upon
                  Dissolution, etc. of a Guarantor ....................     127
Section 14.06.  Suspension of Guarantee Obligations
                  When Guarantor Senior Indebtedness
                  in Default ..........................................     129
Section 14.07.  Release of a Guarantor ................................     130
Section 14.08.  Waiver of Subrogation .................................     131
Section 14.09.  Guarantee Provisions Solely To Define
                  Relative Rights .....................................     131
Section 14.10.  Trustee to Effectuate Subordination
                  of Guarantee Obligations ............................     132
Section 14.11.  No Waiver of Guarantee Subordination
                  Provisions ..........................................     133
Section 14.12.  Guarantors To Give Notice To Trustee ..................     134
Section 14.13.  Reliance on Judicial Order or
                  Certificate of Liquidating Agent
                  Regarding Dissolution, etc. of
                  Guarantors...........................................     135
Section 14.14.  Rights of Trustee as a Holder of
                  Guarantor Senior Indebtedness;
                  Preservation of Trustee's Rights ....................     135
Section 14.15.  Article Fourteen Applicable to Paying
                  Agents ..............................................     136
Section 14.16.  No Suspension of Remedies .............................     136
Section 14.17.  Trustee's Relation to Guarantor
                  Senior Indebtedness .................................     136
Section 14.18.  Limitation of Subsidiary Guarantor's
                  Liability ...........................................     137

                                                                            Page
                                                                            ----

SIGNATURES ............................................................     138

Exhibit A-1 - Form of Series A Security
Exhibit A-2 - Form of Series B Security
Exhibit B   - Form of Legend for Book-Entry Securities
Exhibit C   - Form of Certificate To Be Delivered in Connection
                with Transfers to Non-QIB Accredited Investors
Exhibit D   - Form of Certificate To Be Delivered in Connection
                with Transfers Pursuant to Regulation S
Exhibit E   - Form of Guarantee

            INDENTURE, dated as of November 15, 1996, among Blue Bird Body Company, a corporation incorporated under the laws of the State of Georgia (the "Company"), as issuer, Blue Bird Corporation, a corporation incorporated under the laws of the State of Delaware ("BBC" or a "Guarantor"), as guarantor, and The Chase Manhattan Bank, a New York corporation, as trustee (the "Trustee").

                                    RECITALS

            The Company has duly authorized the creation of an issue of 10 3/4% Senior Subordinated Notes due 2006 (the "Series A Securities"), and an issue of 10 3/4% Senior Subordinated Notes due 2006, Series B (the "Series B Securities," and together with the Series A Securities, the "Securities"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

            BBC has duly authorized its senior subordinated guarantee of the Securities and to provide therefor, BBC has duly authorized the execution and delivery of this Indenture and its Guarantee (as hereinafter defined) under the terms set forth herein.

            All things necessary have been done to make the Securities and the Guarantee, when executed by the Company and BBC, respectively, and authenticated and delivered hereunder and duly issued by the Company and BBC, respectively, the valid obligations of the Company and BBC and to make this Indenture a valid agreement of each of the Company, BBC and the Trustee in accordance with the terms hereof.

            NOW, THEREFORE, THIS INDENTURE WITNESSETH:

            For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders (as hereinafter defined) of the Securities, as follows:

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

            Section 1.01.  Definitions.

            "Acquired Indebtedness" means Indebtedness of a person (i) assumed in connection with an Asset Acquisition from such person or (ii) existing at the time such person becomes a Restricted Subsidiary of any other person (other than any Indebtedness incurred in connection with, or in contemplation of, such Asset Acquisition or such person becoming such a Restricted Subsidiary).

            "Affiliate" means, with respect to any specified person, (i) any other person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified person or (ii) any other person that owns, directly or indirectly, 5% or more of any class or series of such person's, or the parent of such person's, Capital Stock or any officer, director or Affiliate of any such other person or, with respect to any other natural person, any person having a relationship with such other person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent Member" has the meaning set forth in Section 3.16.

            "Asset Acquisition" means (i) an Investment by the Company or any Restricted Subsidiary in any other person pursuant to which such person will become a Restricted Subsidiary or will be merged with the Company or any Restricted Subsidiary or (ii) the acquisition by the Company or any Restricted Subsidiary of the assets of any person which constitute all or substantially all of the assets of such person, or any division or line of business of such person.

            "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease or other disposition to any person other than the Company or a Restricted Subsidiary, in one or a series of related transactions, of (i) any Capital

Stock of any Restricted Subsidiary of the Company; (ii) all or substantially all of the assets of any division or line of business of the Company or any Restricted Subsidiary; or (iii) any other properties or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" will not include (i) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions described in Article Eight hereof,
(ii) the sale of lease portfolio assets pursuant to the terms of any Lease Portfolio Documents or (iii) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be. For purposes of Section 10.16 hereof, the term "Asset Sale" shall not include any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, either
(I) involving assets with a Fair Market Value not in excess of the equivalent of $250,000 or (II) in connection with a Capitalized Lease Obligation.

            "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing
(i) the sum of the products of (a) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by
(b) the amount of each such principal payment by (ii) the sum of all such principal payments.

            "Bankruptcy Law" means Title 11, United States Code or any similar federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

            "Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, receivership, winding-up, dissolution, "concordate" or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

            "BBC Guarantee" means the senior subordinated guarantee of BBC in respect of the Securities pursuant to the terms of Article Fourteen hereof.

            "Blue Bird Capital" means Blue Bird Capital Corporation, a corporation incorporated under the laws of the State of Delaware.

            "Board of Directors" means the board of directors of the Company or any Guarantor, as the case may be, or any duly authorized committee of such board.

            "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Guarantor, as the case may be, to have been duly adopted by its respective Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, State of New York are authorized or obligated by law, regulation or executive order to close.

            "Canadian Blue Bird" means Canadian Blue Bird Coach Ltd., a corporation organized under the laws of the Province of Ontario, Canada.

            "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock, and any rights, (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

            "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

            "Cash Equivalents" means at any time, (i) any evidence of Indebtedness with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of one year or less issued by a corporation that is not an Affiliate of the Company (other than Merrill Lynch and its Affiliates) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by Standard & Poor's Corporation ("Standard & Poor's") or at least P-1 by Moody's Investor Services, Inc. ("Moody's"); and (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case, maturing within one year from the date of acquisition.

            "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Permitted Holders is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total Voting Stock of the Company or BBC, as the case may be; (ii) the Company or BBC, as the case may be, consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company or BBC, as the case may be, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or BBC, as the case may be, is converted into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding Voting Stock of the Company or BBC, as the case may be, is converted into or exchanged for Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation and
(b) the holders of the Voting Stock of the Company or BBC, as the case may be, immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving or transferee corporation immediately after such transaction; (iii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company or BBC (together with any new directors whose election by the Boards of Directors or whose nomination for election by the stockholders of the Company or BBC was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) or such other directors as have been appointed by MLCP cease for any reason to constitute a majority of the Board of Directors of the Company or BBC, as the case may be, then in office; or (iv) any order, judgment or decree shall be entered against the Company or BBC decreeing the dissolution or split up of the Company or BBC and such order shall remain undischarged or unstayed for a period in excess of 60 days.

            "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

            "Commission" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

            "Company" means the person named as the "Company" in the first paragraph of this Indenture, until a successor person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor person.

            "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Vice-Chairman, its Chief Executive Officer, its President or a Vice President, and by its Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and delivered to the Trustee.

            "Consolidated Cash Flow Available for Fixed Charges" means, for any period, (i) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (a) Consolidated Net Income, (b) Consolidated Non-cash Charges, (c) to the extent reducing Consolidated Net Income,

Consolidated Interest Expense, and (d) to the extent reducing Consolidated Net Income, Consolidated Income Tax Expense less (ii) other non-cash items increasing Consolidated Net Income for such period.

            "Consolidated Fixed Charge Coverage Ratio" means the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of the Company for the four full fiscal quarters immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of the Company for the Four Quarter Period. For purposes of this definition, if the Transaction Date occurs prior to the first anniversary of the Issue Date, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Fixed Charges" will be calculated, in the case of the Company, after giving effect on a pro forma basis as if the Recapitalization occurred on the first day of the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Fixed Charges" will be calculated, without duplication, after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence of any Indebtedness of the Company or any of the Restricted Subsidiaries during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation, as if such incurrence occurred on the first day of the Reference Period, (ii) an adjustment to eliminate or include, as applicable, the Consolidated Cash Flow Available for Fixed Charges and Consolidated Fixed Charges of the Company directly attributable to assets which are the subject of any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period and (iii) the retirement of Indebtedness during the Reference Period which cannot thereafter be reborrowed occurring as if retired on the first day of the Reference Period. For purposes of calculating Consolidated Fixed Charges for this definition of "Consolidated Fixed Charge Coverage Ratio," interest on Indebtedness incurred during the Four Quarter Period under any revolving credit facility which can be borrowed and repaid without reducing the commitments thereunder shall be the actual interest during the Four Quarter Period. Furthermore, in calculating Consolidated Fixed Charges for purposes of determining the denominator (but not the numerator) of this definition of "Consolidated Fixed Charge Coverage Ratio,"
(i) interest on Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter will be deemed to accrue at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Reference Period; and (iii) notwithstanding clause (i) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, will be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements. If the Company or any Restricted Subsidiary, directly or indirectly, guarantees Indebtedness of a third person, the above definition will give effect to the incurrence of such guaranteed Indebtedness as if the Company or any Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

            "Consolidated Fixed Charges" means, for any period, the sum of, without duplication, the amounts for such period of (i) Consolidated Interest Expense and (ii) the aggregate amount of cash dividends and other distributions paid or accrued during such period in respect of Redeemable Capital Stock.

            "Consolidated Income Tax Expense" means, for any period, the provision for federal, state, local and foreign income taxes of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP. To the extent that Blue Bird Capital is an Unrestricted Subsidiary during such period and to the extent payments under the Income Taxes Agreement reduce Consolidated Net Income, Consolidated Income Tax Expense shall include such payments under the Income Taxes Agreement.

            "Consolidated Interest Expense" means, for any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount attributable to such period, (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all accrued interest, and (ii) all but the principal component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period and as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and the Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto), (ii) the portion of net income (or loss) of the Company and the Restricted Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by the Company or one of the Restricted Subsidiaries,
(iii) net income (or loss) of any person combined with the Company or one of the Restricted Subsidiaries in a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) gains or losses in respect of any Asset Sales by the Company or one of the Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), and (vi) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders. Consolidated Net Income shall not be reduced for any charges arising out of any transaction undertaken as part of the Recapitalization, but shall be reduced by dividends described under clause (iv) of the last paragraph of
Section 10.14(b) hereof.

            "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries reducing net income for such period, determined on a consolidated basis in accordance with GAAP.

            "control" means, with respect to any specified person, the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention:
Corporate Trustee Administration.

            "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company against fluctuations in currency values.

            "Custodian" means any receiver, interim receiver, receiver and manager, receiver-manager, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law or any other law respecting secured creditors and the enforcement of their security or any other person with like powers whether appointed judicially or out of court and whether pursuant to an interim or final appointment.

            "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

            "Depository" means The Depository Trust Company, its nominees and successors.

            "Designated Senior Indebtedness" means (i) all Senior Indebtedness under the New Credit Agreement and (ii) any other Senior Indebtedness which, at the time of the incurrence of such Indebtedness, is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company.

            "Designation" shall have the meaning specified in Section 10.22 hereof.

            "Designation Amount" has the meaning specified in Section 10.22 hereof.

            "Distribution" means the special cash dividend of the Company on all shares of its common stock and the special cash dividend of BBC on all shares of its common stock and cash payment in respect of options to purchase its common stock, each paid in connection with the Recapitalization.

            "Domestic Subsidiary" means a Restricted Subsidiary organized under the laws of the United States, any State or territory thereof or the District of Columbia.

            "Event of Default" shall have the meaning specified in Section 5.01 hereof.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Securities" means the Series B Securities (the terms of which are identical to the Series A Securities except that the Exchange Securities shall be registered under the Securities Act, and shall not contain the restrictive legend on the face of the form of Series A Securities) issued pursuant to this Indenture.

            "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Fair Market Value will be determined by the Board of Directors of the Company acting in good faith evidenced by a Board Resolution thereof delivered to the Trustee.

            "Fiscal Year" shall mean the fiscal year of the Company, which ends on the Saturday nearest October 31 of each year.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting

Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the Issue Date and are consistently applied.

            "Global Security" has the meaning provided in Section 3.03 hereof.

            "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

            "Guarantee" means the BBC Guarantee and any additional guarantees created pursuant to the provisions of this Indenture of the Company's Indenture Obligations pursuant to the guarantee included in this Indenture.

            "Guarantor" means BBC and each other issuer of a Guarantee.

            "Guarantor Senior Indebtedness" means with respect to the Indebtedness of any Guarantor, any such Indebtedness represented by a guarantee by such Guarantor of any Senior Indebtedness.

            "Holder" or "Securityholder" means a person in whose name a Security is registered in the Security Register.

            "Income Taxes Agreement" means the agreement between the Company and Blue Bird Capital, dated October 18, 1995, as in effect on the Issue Date or as modified, amended or supplemented in any respect that is not materially adverse in any respect to the Company.

            "Indebtedness" means, with respect to any person, without duplication, (i) all indebtedness of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payable and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit, bankers acceptance or other similar credit transaction and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (ii) all obligations of such person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (iv) all Capitalized Lease Obligations of such person, (v) all Indebtedness referred to in the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (vi) all guarantees of Indebtedness of such person,
(vii) all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,
(viii) all obligations under or in respect of currency exchange contracts and Interest Rate Protection Obligations of such person, and (ix) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through (viii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price will be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness will be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such fair market value to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

            "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

            "Indenture Obligations" means the obligations of the Company and any other obligor under this Indenture or under the Securities, including BBC, to pay principal of, premium, if any, and interest on the Securities when due and payable, whether at maturity, by acceleration, call for redemption or repurchase or otherwise, and all other amounts due or to become due under or in connection with this Indenture, the Securities or the Guarantees and the performance of all other obligations to the Trustee (including, but not limited to, payment of all amounts due the Trustee under Section 6.07 hereof) and the Holders of the Securities under this Indenture, the Securities and the Guarantees, according to the terms thereof.

            "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not have, a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

            "Initial Purchasers" means Merrill Lynch and BT Securities Corporation.

            "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "interest," when used with respect to any Security, means the amount of all interest accruing on such Security, including all additional interest payable on the Securities pursuant to the Registration Rights Agreement and all interest accruing subsequent to the occurrence of any events specified in Sections 5.01(h), (i) and (j) or which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

            "Interest Payment Date" means, when used with respect to any Security, the Stated Maturity of an installment of interest on such Security, as set forth in such Security.

            "Interest Rate Protection Obligations" means the obligations of any person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount or any other arrangement involving payments by or to such person based upon fluctuations in interest rates.

            "Investment" means, with respect to any person, any direct or indirect advance, loan or other extension of credit (including by means of a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others or otherwise), or any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other person. Investments will exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. In addition to the foregoing, any foreign exchange contract, currency swap, Interest Rate Protection Obligation or similar agreement shall constitute an Investment.

            "Issue Date" means the original date of issuance of the Securities.

            "Lease Financing Transaction" means any transaction that may be entered into by the Company or any Restricted Subsidiary on an arm's-length basis and with no recourse to the Company or any Restricted Subsidiary (other than (i) recourse limited to the Capital Stock of an Unrestricted Subsidiary pledged by the Company or a Restricted Subsidiary in connection with a Lease Financing Transaction and (ii) recourse limited to circumstances where a governmental authority fails to allocate funds to a lease in its budget) involving (a) the sale by the Company or a Subsidiary of the Company of lease receivables (including a sale to any Unrestricted Subsidiary and securitization transactions); (b) the sale by any Subsidiary of the Company of lease receivables (including securitization transactions); (c) the sale by the Company of buses and related equipment to any Subsidiary of the Company to facilitate such Subsidiary subsequently selling or otherwise financing the lease receivables arising from such buses and related equipment; (d) the sale or lease by any Subsidiary of the Company of buses and related equipment for which the receivables arising from such sales and leases will be sold or financed by such Subsidiary; or (e) the financing of any of the foregoing.

            "Lease Portfolio Documents" means (i) the Amended and Restated Loan Agreement dated March 29, 1996 by and between Blue Bird Capital and LaSalle National Bank and all agreements executed pursuant thereto, as the same may be amended, renewed, extended, substituted, replaced, supplemented or otherwise modified from time to time, or (ii) any documentation relating to any other Lease Financing Transaction.

            "Lien" means any mortgage, charge, pledge, lien (statutory or other), privilege, security interest, hypothecation, cessation and transfer, lease of real property, assignment for security, claim, deposit arrangement, or preference or priority or other encumbrance upon or with respect to any property of any kind, whether real, personal or mixed, moveable or immovable, now owned or hereafter acquired. A person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

            "Material Subsidiary" means Canadian Blue Bird and each other Restricted Subsidiary of the Company that is a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act (as such regulation is in effect on the Issue Date).

            "Maturity Date" means, with respect to any Security, the date on which any principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

            "Merrill Lynch" means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

            "MLCP" means Merrill Lynch Capital Partners, Inc.

            "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in or having a Lien on the assets subject to the Asset Sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP consistently applied against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

            "New Credit Agreement" means the Amended and Restated Credit Agreement dated as of November 15, 1996 among the Company, BBC, Bankers Trust & Co., as Administrative Agent, Merrill Lynch & Co., as Syndication Agent, and the other financial institutions signatory thereto, as in effect on the Issue Date, and as such agreement may be amended, renewed, extended, substituted, refinanced, replaced, supplemented or otherwise modified from time to time, and includes any agreement (i) extending the maturity of all or any portion of the Indebtedness thereunder, (ii) adding additional borrowers or guarantors thereunder and (iii) increasing the amount to be borrowed thereunder; provided that in the case of clauses (i), (ii), and (iii), any such agreement is not prohibited by this Indenture.

            "Non-Global Purchasers" shall have the meaning specified in Section
3.03 hereof.

            "Non-payment Default" means any event (other than a Payment Default) the occurrence of which entitles one or more persons to act to accelerate the maturity of any Designated Senior Indebtedness.

            "Offering Memorandum" means the Offering Memorandum dated November 13, 1996 pursuant to which the Series A Securities were offered, and any supplement thereto.

            "Officer" means, with respect to the Company or BBC, the Chairman of the Board, a Vice Chairman, the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer.

            "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman, the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, of the Company or any Guarantor, as the case may be, and delivered to the Trustee.

            "Offshore Physical Securities" shall have the meaning specified in
Section 3.03 hereof.

            "Opinion of Counsel" means a written opinion of counsel who may be counsel for the Company, a Guarantor, or the Trustee, and who shall be reasonably acceptable to the Trustee.

            "Outstanding" means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

            (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

            (ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Guarantor or any Affiliate thereof) in trust or set aside and segregated in trust by the Company or any Guarantor or any Affiliate thereof (if the Company or such Guarantor or Affiliate shall act as Paying Agent) for the Holders of such Securities; provided, however, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

            (iii) Securities with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four, to the extent provided in Sections 4.02 and 4.03; and

            (iv) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. The Company shall notify the Trustee, in writing, when it repurchases or otherwise acquires Securities, of the aggregate principal amount of such Securities so repurchased or otherwise acquired. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or such other obligor. If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date money sufficient to pay all accrued interest and principal with respect to such Securities payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities cease to be Outstanding and interest on them ceases to accrue. Securities may also cease to be outstanding to the extent expressly provided in Article Eight.

            "Pari Passu Indebtedness" means any Indebtedness of the Company or any Subsidiary Guarantor ranking pari passu in right of payment with the Securities or the Guarantee of such Subsidiary Guarantor, as applicable.

            "Paying Agent" shall have the meaning specified in Section 3.02 hereof.

            "Payment Default" means any default in the payment of principal, premium, if any, or interest on any Designated Senior Indebtedness beyond any applicable grace period with respect thereto.

            "Permitted Holders" means MLCP or any other person, directly or indirectly, controlling, controlled by or under direct or indirect common control with MLCP.

            "Permitted Investment" means (i) Investments in any of the Securities; (ii) Investments in Cash Equivalents; (iii) Investments by the Company or any Restricted Subsidiary in a Restricted Subsidiary or another person, if as a result of such Investment (a) such other person becomes a Restricted Subsidiary or (b) such other person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary; (iv) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers, in each case arising in the ordinary course of business; (v) Investments in lease receivables, with respect to leases on terms consistent with the Company's prior practices; (vi) Investments in any Subsidiary of the Company pursuant to the terms of any Lease Portfolio Documents on a basis consistent with past practice; provided such Subsidiary in engaged solely in the business of financing or carrying lease receivables related to the Company's products; (vii) Investments in Interest Rate Protection Obligations and currency exchange contracts permitted by Section 10.12 hereof; (viii) loans or advances to officers or employees of the Company and the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and the Restricted Subsidiaries (including travel and moving expenses) not in excess of $500,000 in the aggregate at any one time outstanding; and (ix) Investments not otherwise described in this definition in an aggregate amount not exceeding $5,000,000 at any time outstanding.

            "Permitted Junior Securities" shall have the meaning specified in
Section 12.02 hereof.

            "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Physical Security" shall have the meaning specified in Section 3.03 hereof.

            "Predecessor Security" means, with respect to any particular Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 hereof in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

            "Preferred Stock" means, with respect to any person, any and all shares, interests, participation or other equivalents (however designated) of such person's preferred or preference stock whether now outstanding, or issued after the date of this Indenture, and including, without limitation, all classes and series of preferred or preference stock of such person.

            "Private Exchange Securities" shall have the meaning specified in
Section 3.03 hereof.

            "Private Placement Legend" shall mean the first paragraph of the legend initially set forth in the Securities in the form set forth on Exhibit A-1.

            "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Redeemable Capital Stock) of the Company or BBC made on a primary basis by the Company or BBC pursuant to a registration statement filed with and declared effective by the Commission in accordance with the Securities Act.

            "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

            "Rating Agencies" means (i) Standard & Poor's, (ii) Moody's and
(iii) if Standard & Poor's or Moody's or both shall not make a rating of the Securities publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for Standard & Poor's or Moody's or both, as the case may be.

            "Rating Category" means (i) with respect to Standard & Poor's, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of Standard & Poor's or Moody's used by another Rating Agency. In determining whether the rating of the Securities has decreased by one or more gradations, gradations within Rating Categories (+ and - for Standard & Poor's; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to Standard & Poor's, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

            "Rating Date" means the date which is 90 days prior to the earlier of (i) a Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention by the Company or any Permitted Holder to effect a Change of Control.

            "Rating Decline" means the decrease (as compared with the Rating
Date) by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) of the rating of the Securities by either Rating Agency on, or within six months after, the date of public notice of the occurrence of a Change of Control or of the intention by the Company or any Permitted Holder to effect a Change of Control (which period shall be extended for so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

            "Recapitalization" means the Recapitalization of the Company, as defined in the Offering Memorandum.

            "Redeemable Capital Stock" means, with respect to any person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, except to the extent exchangeable at the option of such person subject to the terms of any debt instrument to which such person is a party), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness (other than at the option of such person), or is redeemable at the option of the holder thereof, in whole or in part, in any such case, on or prior to the final maturity date of the Securities.

            "Redemption Date" means, with respect to any Security to be redeemed, any date fixed for such redemption by or pursuant to this Indenture and the terms of the Securities.

            "Redemption Price" means, with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture and the terms of the Securities.

            "Refinance" means, with respect to any Indebtedness, any refinancing, redemption, retirement, renewal, extension or refunding of such Indebtedness.

            "Registered Exchange Offer" means the registration by the Company and the Guarantors under the Securities Act of all Series B Securities and the related Guarantees pursuant to a registration statement under which the Company and the Guarantors offer each Holder of Series A Securities and the related Guarantees the opportunity to exchange all Series A Securities (together with the related Guarantees) held by such Holder for Series B Securities and the related Guarantees in an aggregate principal amount equal to the aggregate principal amount of Series A Securities held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

            "Registrable Securities" shall have the meaning specified in the Registration Rights Agreement.

            "Registration Rights Agreement" means the Registration Rights Agreement dated as of November 19, 1996 by and among the Company, BBC and the Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

            "Regular Record Date" means the Regular Record Date specified in the Securities.

            "Regulation S" means Regulation S under the Securities Act.

            "Responsible Officer" means, with respect to the Trustee, the chairman or vice chairman of the board of directors, the chairman or vice chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

            "Restricted Payment" has the meaning specified in Section 10.14 hereof.

            "Restricted Security" shall have the meaning specified in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether a Security is a Restricted Security.

            "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with Section 10.22 hereof. Any such Designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of Section 10.22 hereof.

            "Revocation" shall have the meaning specified in Section 10.22 hereof.

            "Revolving Credit Facility" means the credit facility providing working capital loans on a revolving basis in the New Credit Agreement.

            "Rule 144A" means Rule 144A under the Securities Act.

            "Securities" shall have the meaning specified in the recitals of this Indenture.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Security Register" shall have the respective meanings specified in
Section 3.05 hereof.

            "Security Registrar" or "Registrar" shall have the meaning specified in Section 3.02 hereof.

            "Senior Indebtedness" means the principal of, premium, if any, and interest on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Indebtedness" will include the principal of, premium, if any, and interest (including interest that would accrue but for the filing of a petition initiating any proceeding under any Bankruptcy Law, whether or not such claim is allowable in such proceeding) on all obligations of every nature of the Company from time to time owed to the lenders under the New Credit Agreement, including, without limitation, principal of and interest on, and all fees and expenses payable under the New Credit Agreement. Notwithstanding the foregoing, "Senior Indebtedness" does not include, to the extent constituting Indebtedness, (i) Indebtedness evidenced by the Securities, (ii) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company, (iii) Indebtedness which, when incurred and without respect to any election under
Section 1111(b) of Title 11, United States Code, is without recourse to the Company, (iv) Indebtedness which is represented by Redeemable Capital Stock, (v) Indebtedness for goods, materials or services purchased in the ordinary course of business or Indebtedness consisting of trade payables or other current liabilities (other than any current liabilities owing under the New Credit Agreement or the current portion of any long-term Indebtedness which would constitute Senior Indebtedness but for the operation of this clause (v)), (vi) Indebtedness of or amounts owed by the Company for compensation to employees or for services rendered to the Company, (vii) any liability for federal, state, local or other taxes owed or owing by the Company, (viii) Indebtedness of the Company to a Restricted Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's Restricted Subsidiaries, other than Indebtedness owed to Merrill Lynch or an Affiliate thereof by reason of its ownership of securities of the Company acquired in the ordinary course of its trading or underwriting activities, whether such securities are held by it for its own account or as nominee, (ix) that portion of any Indebtedness which at the time of issuance is issued in violation of this Indenture and (x) amounts owing under leases (other than Capitalized Lease Obligations).

            "Senior Representative" means the agent under the New Credit Agreement or other representatives designated in writing to the Trustee of the holders of any class or issue of Designated Senior Indebtedness.

            "Series A Securities" has the meaning specified in the first recital of this Indenture.

            "Series B Securities" has the meaning specified in the first recital of this Indenture.

            "Special Record Date" means, with respect to the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 3.07 hereof.

            "Stated Maturity" means, with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

            "Subordinated Indebtedness" means, with respect to the Company, Indebtedness of the Company which is expressly subordinated in right of payment to the Securities or, with respect to any Subsidiary Guarantor, Indebtedness of such Subsidiary Guarantor which is expressly subordinated in right of payment to the Guarantee of such Subsidiary Guarantor.

            "Subsidiary" means, with respect to any person, any other person of which a majority of the equity ownership or the Voting Stock is, at the time, owned, directly or indirectly, by such person.

            "Subsidiary Guarantor" means each of the Company's Subsidiaries that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor.

            "Term Facilities" means, collectively, the facilities providing term loans in the New Credit Agreement.

            "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended.

            "Trustee" means the person named as the "Trustee" in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

            "Unrestricted Subsidiary" means a Subsidiary of the Company (other than a Subsidiary Guarantor) designated as such pursuant to and in compliance with Section 10.22 hereof. Any such Designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of Section 10.22 hereof. Blue Bird Capital will be treated as an Unrestricted Subsidiary under this Indenture as of the Issue Date.

            "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

            "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any persons (irrespective of whether or not, at the time, stock of any other class or classes will have, or might have, voting power by reason of the happening of any contingency).

            "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary of which 100% of the outstanding Capital Stock is owned by the Company and/or another Wholly-Owned Restricted Subsidiary. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Restricted Subsidiary.

            "Wholly-Owned Unrestricted Subsidiary" means any Unrestricted Subsidiary of which 100% of the outstanding

Capital Stock is owned by the Company and/or a Wholly-Owned Restricted Subsidiary and/or another Wholly-Owned Unrestricted Subsidiary. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of an Unrestricted Subsidiary.

            Section 1.02.  Other Definitions.

                                                       Defined in
            Term                                         Section
            ----                                       ----------
            "Act"                                         1.05
            "Asset Sale Offer"                           10.16
            "Asset Sale Offer Price"                     10.16
            "Asset Sale Purchase Date"                   10.16
            "Change of Control Date"                     10.11
            "Change of Control Offer"                    10.11
            "Change of Control Payment Date"             10.11
            "covenant defeasance"                         4.03
            "Defaulted Interest"                          3.07
            "defeasance"                                  4.02
            "Defeased Securities"                         4.01
            "Excess Proceeds"                            10.16
            "Guarantor Payment Blockage Period"          14.06
            "incur"                                      10.12
            "insolvent person"                            4.04
            "Payment Blockage Period"                    12.03
            "Surviving Entity"                            8.01

            Section 1.03.  Rules of Construction.

            For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

            (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

            (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

            (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

            (e) all references to "$" or "dollars" shall refer to the lawful currency of the United States of America; and

            (f) the words "include," "included" and "including" as used herein shall be deemed in each case to be followed by the phrase "without limitation."

            Section 1.04. Form of Documents Delivered to Trustee.

            In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an officer of the Company or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or any Guarantor stating that the information with respect to such factual matters is in the possession of the Company or any Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

            Where any person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated, with proper identification of each matter covered therein, and form one instrument.

            Section 1.05. Acts of Holders.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution (as provided below in subsection (b) of this Section 1.05) of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

            (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

            (c) The ownership of Securities shall be proved by the Security Register.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof to the same extent as the original Holder, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

            Section 1.06. Notices, etc., to the Trustee, the Company and the Guarantors.

            Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

            (a) the Trustee by any Holder or by the Company or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention: Corporate Trustee Administration or at any other address previously furnished in writing to the Holders, the Company and the Guarantors by the Trustee;

            (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose (except as otherwise expressly provided herein) hereunder if in writing and mailed, first-class postage prepaid, to the Company addressed to it at Blue Bird Body Company, 3920 Arkwright Road, Macon, Georgia 31210, Attention: Chief Executive Officer, or at any other address previously furnished in writing to the Trustee by the Company; or

            (c) a Guarantor by the Trustee or by any Holder shall be sufficient for every purpose (except as otherwise expressly provided herein) hereunder if in writing and mailed, first-class postage prepaid, to such Guarantor addressed to it at Blue Bird Corporation, 3920 Arkwright Road, Macon, Georgia 31210, Attention: Chief Executive Officer, or other address previously furnished in writing to the Trustee by such Guarantor.

            Section 1.07. Notice to Holders; Waiver.

            Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

            Section 1.08. Conflict with Trust Indenture Act.

            If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision or requirement of the Trust Indenture Act shall control.

            If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

            Section 1.09. Effect of Headings and Table of Contents.

            The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

            Section 1.10. Successors and Assigns.

            All covenants and agreements in this Indenture by the Company, BBC and any other Guarantors, shall bind their respective successors and assigns, whether so expressed or not.

            Section 1.11. Separability Clause.

            In case any provision in this Indenture or in the Securities or any Guarantee issued pursuant hereto shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 1.12. Benefits of Indenture.

            Nothing in this Indenture or in the Securities or in any Guarantee issued pursuant hereto, express or implied, shall give to any person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

            Section 1.13. GOVERNING LAW.

            THIS INDENTURE, THE SECURITIES AND THE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

            Section 1.14. No Recourse Against Others.

            A director, officer, employee or stockholder, as such, of the Company or of a Guarantor shall not have any liability for any obligations of the Company or a Guarantor under the Securities, the Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

            Section 1.15. Independence of Covenants.

            All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

            Section 1.16. Exhibits.

            All exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

            Section 1.17. Counterparts.

            This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

            Section 1.18. Duplicate Originals.

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                                   ARTICLE TWO

                          SECURITY AND GUARANTEE FORMS

            Section 2.01. Form and Dating.

            The Securities and the Trustee's certificate of authentication with respect thereto and the Guarantees shall be in substantially the forms set forth, or referenced, in Exhibit A-1, Exhibit A-2 and Exhibit E, respectively, annexed hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of the Depository, any clearing agency or any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities and Guarantees, as evidenced by their execution thereof.

            The definitive Securities and Guarantees shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities and such Guarantees may be listed, all as determined by the officers executing such Securities and

Guarantees, as evidenced by their execution of such Securities and Guarantees.

            Each Security shall be dated the date of its issuance and shall show the date of its authentication. The terms and provisions contained in the Securities shall constitute, and are expressly made, a part of this Indenture.

                                  ARTICLE THREE

                                 THE SECURITIES

            Section 3.01. Title and Terms.

            The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $100,000,000 in aggregate principal amount of Series A Securities and Series B Securities, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.03, 3.04, 3.05, 3.06, 9.06, 10.11, 10.16 or 11.08.

            The Series A Securities shall be known and designated as the "10 3/4% Senior Subordinated Notes due 2006" of the Company. The Series B Securities shall be known and designated as the "10 3/4% Senior Subordinated Notes due 2006, Series B" of the Company. The final Stated Maturity of the Series A Securities and the Series B Securities shall be November 15, 2006, and the Series A Securities and Series B Securities shall each bear interest at the rate of 10 3/4% per annum from the Issue Date or from the most recent Interest Payment Date to which interest has been paid, as the case may be, payable on May 15, 1997 and semi-annually thereafter on November 15 and May 15, in each year, until the principal thereof is paid or duly provided for. Subject to Article Twelve, interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

            Series B Securities may be issued only in exchange for a like principal amount of Series A Securities pursuant to a Registered Exchange Offer.

            The Securities shall be redeemable as provided in Article Eleven and paragraph 5 of the Series A Securities and paragraph 4 of the Series B Securities.

            At the election of the Company, the entire Indebtedness on the Securities or certain of the Company's obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article Four.

            The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article Twelve. The Guarantee of each Guarantor shall be subordinated in right of payment to Guarantor Senior Indebtedness of such Guarantor as provided in Article Fourteen hereof.

            Section 3.02. Registrar and Paying Agent.

            The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Securities may be presented for registration of transfer or for exchange (the "Security Registrar" or "Registrar"), an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Securities may be presented for payment (the "Paying Agent" or "Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities, the Guarantees and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" or "Agent" includes any additional paying agent. The Company may act as its own Paying Agent, except for the purposes of payments on account of principal on the Securities pursuant to Sections 10.11 and 10.16 hereof.

            The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 6.07 hereof.

            The Company initially appoints the Trustee as the Registrar and Paying Agent and agent for service of notices and demands in connection with the Securities.

            Section 3.03. Execution and Authentication.

            Two Officers shall execute the Securities on behalf of the Company by either manual or facsimile signature.

            Securities bearing the manual or facsimile signature of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices on the date of such Securities.

            At any time and from time to time after the execution and delivery of this Indenture, the Company many deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.

            A Security shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until the Trustee manually signs the certificate of authentication on the Security. The Trustee's signature on such certificate shall be conclusive evidence that the Security has been authenticated under this Indenture.

            The Trustee shall authenticate Series A Securities for original issue in an aggregate principal amount at maturity not to exceed $100,000,000, upon receipt of a Company Order. In addition, on or prior to the date of the Registered Exchange Offer, the Trustee or an authenticating agent shall authenticate Exchange Securities (including any Private Exchange Securities which will be in the form of Exhibit A-2 but which shall have the restrictive legend contained in Exhibit A-1) to be issued at the time of the Registered Exchange Offer in the aggregate principal amount at maturity of up to $100,000,000 upon receipt of a Company Order of the Company. In each case, the Company Order shall specify the amount of Securities to be authenticated, the names of the persons in which such Securities shall be registered and the date on which such Securities are to be authenticated and direct the Trustee to authenticate such Securities together with an Officer's Certificate certifying that all conditions precedent to the issuance of such Securities contained herein have been complied with. The aggregate principal amount at maturity of Securities Outstanding at any time may not exceed $100,000,000, except as provided in Section 3.04 hereof.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same authenticating rights and duties as the Trustee in any dealings hereunder with the Company or with any Affiliate of the Company.

            The certificates representing the Securities will be issued in fully registered form, without coupons and only in denominations of $1,000 and any integral multiple thereof. Except as described below, the Series A Securities will be deposited with, or on behalf of, the Depository, and registered in the name of Cede & Co. as the Depository's nominee in the form of a global note certificate substantially in the form of Exhibit A-1 (the "Global Security") or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between the Depository and the Trustee.

            Series A Securities purchased by or transferred to (i) Institutional Accredited Investors who are not Qualified Institutional Buyers, (ii) except as described below, persons outside the United States pursuant to sales in accordance with Regulation S under the Securities Act or (iii) any other persons who are not Qualified Institutional Buyers (collectively, "Non-Global Purchasers") will be issued in registered form without coupons substantially in the form of Exhibit A-1 (the "U.S. Physical Securities"). Upon the transfer to a Qualified Institutional Buyer of U.S. Physical Securities initially issued to a Non-Global Purchaser, such U.S. Physical Security will be exchanged for an interest in the Global Security or in the Securities in the custody of the Trustee representing the principal amount of Securities being transferred.

            Series A Securities purchased by persons outside the United States pursuant to sales in accordance with Regulation S under the Securities Act will be represented upon issuance by a temporary global note certificate substantially in the form of Exhibit A-1 (the "Offshore Physical Securities" and, together with the U.S. Physical Securities, the "Physical Securities") which will not be exchangeable for U.S. Physical Securities until the expiration of the "40-day restricted period" within the meaning of Rule 903(c)(3) of Regulation S under the Securities Act. The Offshore Physical Securities will be registered in the name of, and be held by, an offshore physical security holder (the "Offshore Physical Security Holder") until the expiration of such 40-day period, at which time the Offshore Physical Securities will be delivered to the Trustee in exchange for Securities registered in the names requested by the Offshore Physical Security Holder. In addition, until the expiration of such 40-day period, transfers of interests in the Offshore Physical Securities can only be effected through the Offshore Physical Security Holder in accordance with the requirements of Section 3.17 hereof.

            Section 3.04. Temporary Securities.

            Until definitive Securities are prepared and ready for delivery, the Company may execute and upon a Company Order the Trustee shall authenticate and deliver temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities, in any authorized denominations, but may have variations that the Company reasonably considers appropriate for temporary Securities as conclusively evidenced by the Company's execution of such temporary Securities.

            If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay but in no event later than the date that the Registered Exchange Offer is consummated. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of like tenor and of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

            Section 3.05. Transfer and Exchange.

            The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being sometimes referred to herein as the "Securities Register") in which, subject to such reasonable regulations as the Securities Registrar may prescribe, the Company shall provide for the registration of Securities and of transfers and exchanges of Securities. The Trustee is hereby initially appointed Security Registrar for the purpose of registering Securities and transfers of Securities as herein provided.

            When Securities are presented to the Registrar or a co-Registrar with a request from the Holder of such Securities to register the transfer or exchange for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer or exchange in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. Whenever any Securities are so presented for exchange, the Company and any Guarantor shall execute, and the Trustee shall authenticate and deliver, the Securities and Guarantees which the Holder making the exchange is entitled to receive. No service charge shall be made to the Securityholder for any registration of transfer or exchange. The Company may require from the Securityholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 3.09, 10.11, 10.16 or 9.06 hereof (in which events the Company will be responsible for the payment of all such taxes which arise solely as a result of the transfer or exchange and do not depend on the tax status of the Holder). The Trustee shall not be required to exchange or register the transfer of any Security for a period of 15 days immediately preceding the first mailing of notice of redemption of Securities to be redeemed or of any Security selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not to be redeemed.

            All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

            Section 3.06. Mutilated, Destroyed, Lost and Stolen Securities.

            If a mutilated Security is surrendered to the Trustee or if the Holder of a Security of any series claims that the Security has been lost, destroyed or wrongfully taken, the Company shall execute and upon a Company Order, the Trustee shall authenticate and deliver a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding, if the Holder of such Security furnishes to the Company and to the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Security and an indemnity bond shall be posted, sufficient in the judgment of the Company or the Trustee, as the case may be, to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if such Security is replaced. The Company may charge such Holder for the Company's expenses in replacing such Security (including expenses of the Trustee charged to the Company) and the Trustee may charge the Company for the Trustee's expenses in replacing such Security.

            Every replacement Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and each Guarantor, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

            Section 3.07. Payment of Interest; Interest Rights Preserved.

            Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

            Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (a) or (b) below:

            (a) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this subsection (a) provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection (b).

            (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this subsection (b), such payment shall be deemed practicable by the Trustee.

            Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

            Section 3.08. Persons Deemed Owners.

            Prior to and at the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name any Security is registered in the Security Register as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

            Section 3.09. Cancellation.

            All Securities surrendered for payment, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company and any Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or such Guarantor may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer or exchange, redemption or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 3.09, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a Company Order the Company shall direct that the cancelled Securities be returned to it. The Trustee shall provide the Company a list of all Securities that have been cancelled from time to time as requested by the Company.

            Section 3.10. Computation of Interest.

            Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

            Section 3.11. Legal Holidays.

            In any case where any Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal, premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or at the Stated Maturity, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity, as the case may be, to the next succeeding Business Day.

            Section 3.12. CUSIP Number.

            The Company in issuing the Securities may use a "CUSIP" number (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number of either series of Securities.

            Section 3.13. Paying Agent To Hold Money in Trust.

            Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default, upon a Company Order to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

            Section 3.16  Book-Entry Provisions for Global Securities.

            (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

            Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

            (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 3.17. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as

Depository for any Global Security and a successor Depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Securities.

            (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount at maturity of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and principal amount of authorized denominations.

            (d) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b), the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount at maturity of Physical Securities of like tenor of authorized denominations.

            (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to subparagraphs (b) or (c) of this Section 3.16 shall, except as otherwise provided by paragraphs (a)(l)(x) and (c) of Section 3.17, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth in Exhibit A-1.

            (f) The Holder of any Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

            Section 3.17 Special Transfer Provisions.

            (g) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any non-U.S. person:

            (1) the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is not prior to the date which is three years (or such shorter period as may be prescribed by Rule 144(k) under the Securities Act or any successor provision thereunder) after the later of the original Issue Date of such Security (or of any Predecessor Security) or the last day on which the Company or any Affiliate of the Company or any Guarantor was the owner of such Security or any Predecessor Security or (y) (1) in the case of a transfer to a person purporting to be an Institutional Accredited Investor which is not a QIB (excluding non-U.S. persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a person purporting to be a non-U.S. person, the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

            (2) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Security, upon receipt by the Registrar of
      (x) the certificate, if any, required by paragraph (1) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures;

whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of Outstanding Physical Securities) a decrease in the principal amount at maturity of a Global Security in an amount equal to the principal amount at maturity of the beneficial interest in a Global Security to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and principal amount of authorized denominations.

            (h) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a person purporting to be a QIB (excluding transfers to non-U.S. persons):

            (1) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the transfer has been made in compliance with the exemption from registration under the Securities Act provided under Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that such transferee represents and warrants that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

            (2) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on the Security Register the date and an increase in the principal amount at maturity of the Global Security in an amount equal to the principal amount at maturity of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

            (i) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the circumstances contemplated by paragraph (a)(l)(x) of this Section 3.17 exist, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

            (j) Other Transfers. If a Holder proposes to transfer a Security constituting a Restricted Security pursuant to any exemption from the registration requirements of the Securities Act other than as provided for by
Section 3.17(a) and (b), the Registrar shall only register such transfer or exchange if such transferor delivers an Opinion of Counsel satisfactory to the Company and the Registrar that such transfer is in compliance with the Securities Act and the terms of this Indenture; provided that the Company may, based upon the opinion of its counsel, instruct the Registrar by a Company Order not to register such transfer in any case where the proposed transferee is not a QIB, non-U.S. person or Institutional Accredited Investor.

            (k) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

            The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.16 or this Section 3.17 for a period of two years at which time such letters, notices and other written communications shall be delivered to the Company. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

                                  ARTICLE FOUR

                        DEFEASANCE OR COVENANT DEFEASANCE

            Section 4.01. Company's Option To Effect Defeasance or Covenant Defeasance.

            The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 4.02 or Section
4.03 be applied to all of the Outstanding Securities (the "Defeased Securities"), upon compliance with the conditions set forth below in this Article Four.

            Section 4.02. Defeasance and Discharge.

            Upon the Company's exercise under Section 4.01 of the option applicable to this Section 4.02, the Company and each Guarantor shall be deemed to have been discharged from its obligations with respect to the Defeased Securities on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 4.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, and, upon Company Request, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Securities to receive, solely from the trust fund described in Section 4.04 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (b) the Company's obligations with respect to such Defeased Securities under Sections 3.04, 3.05, 3.06, 10.02 and 10.03, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 6.07, and (d) this Article Four. Subject to compliance with this Article Four, the Company may exercise its option under this Section 4.02 notwithstanding the prior exercise of its option under Section
4.03 with respect to the Securities.

            Section 4.03. Covenant Defeasance.

            Upon the Company's exercise under Section 4.01 of the option applicable to this Section 4.03, the Company and each Guarantor shall be released from its obligations under any covenant or provision contained in Sections 10.06 through 10.22 and Sections 14.04 through 14.06 and 14.08 through
14.17 and the provisions of Articles Eight, Eleven and Twelve shall not apply, with respect to the Defeased Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Defeased Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Securities, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(c) or (d), but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby.

            Section 4.04. Conditions to Defeasance or Covenant Defeasance.

            The following shall be the conditions to application of either
Section 4.02 or Section 4.03 to the Defeased Securities:

            (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 who shall agree to comply with the provisions of this Article Four applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) money in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal, premium, if any, and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, in any such case, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and interest on the Defeased Securities upon redemption or at the Stated Maturity of such principal or installment of principal, premium, if any, or interest; provided, however, that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities; and provided, further, that from and after the time of deposit, the money or U.S. Government Obligations deposited shall not be subject to the rights of the holders of other Senior Indebtedness or Guarantor Senior Indebtedness pursuant to the provisions of Article Twelve or Article Fourteen;

            (2) No Default shall have occurred and be continuing on the date of such deposit or, insofar as Sections 5.01(h), (i) or (j) are concerned, at any time during the period ending on the ninety-first day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

            (3) Neither the Company nor any Subsidiary of the Company is an "insolvent person" within the meaning of any applicable Bankruptcy Law on the date of such deposit or at any time during the period ending on the ninety-first day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

            (4) Such defeasance or covenant defeasance shall not cause the Trustee for the Securities to have a conflicting interest in violation of
      Section 6.08 and for purposes of the Trust Indenture Act with respect to any securities of the Company or any Guarantor;

            (5) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any Guarantor is a party or by which it is bound;

            (6) In the case of an election under Section 4.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for

      Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

            (7) In the case of an election under Section 4.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

            (8) The Company shall have delivered to the Trustee, an Opinion of Counsel to the effect that, (x) the trust funds established pursuant to this Article will not be subject to any rights of Holders of Senior Indebtedness or Guarantor Senior Indebtedness, including, without limitation, those arising under Articles Twelve and Fourteen of this Indenture, and (y) immediately following the ninety-first day after the deposit, the trust funds established pursuant to this Article will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally (for the limited purpose of the Opinion of Counsel referred to in this clause
      (8), such Opinion of Counsel may contain an assumption that the conclusions contained in a customary solvency letter by a nationally recognized appraisal firm, dated as of the date of the deposit and taking into account such deposit, are accurate as of such date, provided, however, that such solvency letter is also delivered to the Trustee);

            (9) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 4.02 or 4.03 was not made by the Company with the intent of preferring the Holders or any Guarantor over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

            (10) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (i) all conditions precedent (other than conditions requiring the passage of time) provided for relating to either the defeasance under Section 4.02 or the covenant defeasance under Section
      4.03 (as the case may be) have been complied with as contemplated by this
      Section 4.04 and (ii) if any other Indebtedness of the Company or any Guarantor shall then be outstanding or committed, such defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

            Opinions required to be delivered under this Section may have such qualifications as are customary for opinions of the type required and acceptable to the Trustee.

            Section 4.05. Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

            Subject to the proviso of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 4.05, the "Trustee") pursuant to Section 4.04 in respect of the Defeased Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee and hold it harmless against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 4.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Securities.

            Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 4.04 which, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

            Section 4.06. Reinstatement.

            If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 4.02 or 4.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and of any Guarantor under this Indenture, the Securities and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.02 or 4.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Obligations in accordance with Section 4.02 or 4.03, as the case may be; provided, however, that if the Company makes any payment of principal, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money and U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE FIVE

                                    REMEDIES

            Section 5.01. Events of Default.

            "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Twelve or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) default in the payment of the principal of or premium, if any, when due and payable, on any of the Securities (at its Stated Maturity, upon optional redemption, required purchase, scheduled principal payment or otherwise); or

            (b) default in the payment of an installment of interest on any of the Securities, when due and payable, and continuance of such default for a period of 30 days; or

            (c) the Company or any Guarantor fails to comply with any of its obligations described under Article Eight or Sections 10.11 or 10.16 hereof; or

            (d) the Company or any Guarantor fails to perform or observe any other term, covenant or agreement contained in the Securities, any Guarantee or this Indenture (other than a default specified in (a), (b) or (c) above) for a period of 30 days after written notice of such failure requiring the Company to remedy the same and stating that such notice is a "Notice of Default" hereunder shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding; or

            (e) default or defaults under any agreement, indenture or instrument under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $5,000,000 in the aggregate and either (i) such Indebtedness is already due and payable in full or (ii) such default or defaults results in the acceleration of the maturity of such Indebtedness; or

            (f) any Guarantee ceases to be in full force and effect or is declared null and void, or any Guarantor denies that it has any further liability under any Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with Sections 10.19 and 14.07 hereof) and such condition shall have continued for a period of 30 days after written notice of such condition requiring the same to be remedied and stating that such notice is a "Notice of Default" hereunder shall have been given
      (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding; or

            (g) one or more judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money in excess of $5,000,000 either individually or in the aggregate shall have been entered against the Company or any Restricted Subsidiary or any of their respective properties and shall not have been discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment, order or decree, by reason of pending appeal or otherwise, will not be in effect; or

            (h) the Company, BBC or any Material Subsidiary of the Company pursuant to or under or within the meaning of any Bankruptcy Law:

                  (i) commences a voluntary case or proceeding;

                  (ii) consents to the making of a Bankruptcy Order in an
            involuntary case or proceeding or the commencement of any case against it;

                  (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

                  (iv) makes a general assignment for the benefit of its
            creditors;

                  (v) files an answer or consent seeking reorganization or
            relief;

                  (vi) shall admit in writing its inability to pay its debts generally; or

                  (vii) consents to the filing of a petition in bankruptcy; or

            (i) a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company, BBC or any Material Subsidiary, and such Bankruptcy Order remains unstayed and in effect for 60 consecutive days; or

            (j) a Custodian shall be appointed out of court with respect to the Company, BBC or any Material Subsidiary or with respect to all or any substantial part of the assets or properties of the Company or any Subsidiary; or

            (k) either (a) the collateral agent under the New Credit Agreement or (b) if the New Credit Agreement shall no longer be in force and effect, any holder of at least

      $5,000,000 in aggregate principal amount of Indebtedness of the Company or any Restricted Subsidiary shall commence judicial proceedings to foreclose upon assets of the Company or any of its Restricted Subsidiaries having an aggregate Fair Market Value, individually or in the aggregate, in excess of $5,000,000 or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure.

            Section 5.02. Acceleration of Maturity; Rescission and Annulment.

            If (x) an Event of Default (other than an Event of Default specified in Section 5.01(h), (i) or (j) with respect to the Company) occurs and is continuing then and in every such case the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding shall, declare all principal of all the Securities to be due and payable immediately in an amount equal to the principal amount of the Securities, premium, if any, thereon plus accrued and unpaid interest, if any, to the date the Securities become due and payable by a notice in writing to the Company (and to the Trustee, if given by the Holders) and upon any such declaration such principal, premium, if any, and interest, shall become immediately due and payable provided, however, that so long as the New Credit Agreement shall be in force and effect, if an Event of Default shall have occurred and be continuing (other than an Event of Default specified in Section 5.01 (h), (i) or (j) with respect to the Company), any such acceleration shall not be effective until the earlier to occur of (i) five Business Days following delivery of a notice of such acceleration to the Senior Representative under the New Credit Agreement and (ii) the acceleration of any Indebtedness under the New Credit Agreement. If an Event of Default specified in
Section 5.01(h), (i) or (j) with respect to the Company occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities then Outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Securities then Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration of acceleration and its consequences if:

            (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                  (i) all amounts due the Trustee under Section 6.07, including the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel,

                  (ii) all overdue interest on all Securities,

                  (iii) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate then borne by the Securities, and

                  (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate then borne by the Securities; and

            (b) all Events of Default, other than the non-payment of principal of, premium, if any, and any accrued and unpaid interest on, the Securities which have become due solely as a result of such declaration of acceleration, have been cured or waived as provided in Section 5.13.

            No such rescission shall affect any subsequent Default or impair any right consequent thereon.

            Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the Securities because an Event of Default specified in Section 5.01(e) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or paid or the requisite holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and by the requisite holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 60 days after such declaration of acceleration in respect of the Securities and no other

Event of Default has occurred which has not been cured or waived during such 60-day period.

            Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

            The Company and each Guarantor covenant that if:

            (a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days or more, or

            (b) default is made in the payment of the principal of or premium, if any, on any Security at the Stated Maturity thereof,

the Company and each Guarantor will, jointly and severally, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium, if any, and interest, with interest upon the overdue principal, premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate then borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            If the Company and each Guarantor, fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, but is not obligated under this paragraph to, institute a judicial proceeding for the collection of the sums so due and unpaid and may, but is not obligated under this paragraph to, prosecute such proceeding to judgment or final decree, and may, but is not obligated under this paragraph to, enforce the same against the Company, any Guarantor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any Guarantor or any other obligor upon the Securities, wherever situated.

            If an Event of Default occurs and is continuing, the Trustee may in its discretion, but is not obligated under this paragraph to, (i) proceed to protect and enforce its rights and the rights of the Holders under this Indenture or any Guarantee by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted herein, including, without limitation, seeking recourse against any Guarantor or (ii) proceed to protect and enforce any other proper remedy, including, without limitation, seeking recourse against any Guarantor. No recovery of any such judgment upon any property of the Company or any Guarantor shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

            Section 5.04. Trustee May File Proofs of Claims.

            In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities, including each Guarantor or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

            (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

            (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian, in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            Section 5.05. Trustee May Enforce Claims Without Possession of Securities.

            All rights of action and claims under this Indenture, the Securities or any Guarantee may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

            Section 5.06. Application of Money Collected.

            Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            First: to the Trustee for amounts due under Section 6.07;

            Second: Subject to Articles Twelve and Fourteen hereof, to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

            Third: Subject to Articles Twelve and Fourteen hereof, to Holders for principal and premium, if any, amounts owing under the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and premium, if any; and

            Fourth: Subject to Articles Twelve and Fourteen hereof, the balance, if any, to the Company.

            The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this
Section 5.06.

            Section 5.07. Limitation on Suits.

            No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

            (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

            (b) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

            (d) the Trustee for 15 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

            (e) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any Security or any Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, any Security or any Guarantee, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

            Section 5.08. Unconditional Right of Holders To Receive Principal, Premium and Interest.

            Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive cash payment of the principal of, premium, if any, and (subject to Section 3.07 hereof) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the respective Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

            Section 5.09. Restoration of Rights and Remedies.

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture, any Security or any Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, each of the Guarantor, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

            Section 5.10. Rights and Remedies Cumulative.

            Except as provided in Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            Section 5.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

            Section 5.12. Control by Majority.

            The Holders of a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that:

            (a) such direction shall not be in conflict with any rule of law or with this Indenture, any Security or any Guarantee or expose the Trustee to personal liability; and

            (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

            Section 5.13. Waiver of Past Defaults.

            The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past Default hereunder and its consequences, except a Default

            (a) in the payment of the principal of, premium, if any, or interest on any Security or

            (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

            Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other

Default or Event of Default or impair any right consequent thereon.

            Section 5.14. Undertaking for Costs.

            All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the respective Redemption Dates).

            Section 5.15. Waiver of Stay, Extension or Usury Laws.

            Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, premium, if any, or interest on the Securities contemplated herein or in the Securities or which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            Section 5.16. Unconditional Right of Holders To Institute Certain Suits.

            Nothwithstanding any other provision in this Indenture and any other provision of any Security, the right of any Holder of any Security to receive payment of the principal of, premium, if any, and interest on such Security on or after the respective Stated Maturities (or the respective Redemption Dates, in the case of redemption) expressed in such Security, or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                                   ARTICLE SIX

                                   THE TRUSTEE

            Section 6.01. Certain Duties and Responsibilities.

            (a) Except during the continuance of an Event of Default,

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

            (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Section 6.01.

            Section 6.02. Notice of Defaults.

            Within 60 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

            Section 6.03. Certain Rights of Trustee.

            Subject to Section 6.01 hereof and the provisions of Section 315 of the Trust Indenture Act:

            (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company or any Guarantor may be sufficiently evidenced by a Board Resolution thereof;

            (c) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

            (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction;

            (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of its own negligence;

            (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; provided, further, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

            (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

            Section 6.04. Trustee Not Responsible for Recitals, Dispositions of Securities or Application of Proceeds Thereof.

            The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or of any Guarantee except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1, if any, to be supplied to the Company are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

            Section 6.05. Trustee and Agents May Hold Securities; Collections; Etc.

            The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent and, subject to Sections 6.08 and 6.13 hereof and Sections 310 and 311 of the Trust Indenture Act, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.

            Section 6.06. Money Held in Trust.

            All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder.

            Section 6.07. Compensation and Indemnification of Trustee and Its Prior Claim.

            The Company and each Guarantor covenant and agree: (a) to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, fees, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation, fees, and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith; and (c) to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 6.07. The obligations of the Company and each Guarantor under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, fees, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture. To secure the obligations of the Company and of each Guarantor to the Trustee under this Section 6.07, the Trustee shall have a prior Lien upon all property and funds held or collected by the Trustee as such, except funds and property paid by the Company or any Guarantor and held in trust for the benefit of the Holders of particular Securities.

            Section 6.08. Conflicting Interests.

            The Trustee shall be subject to and comply with the provisions of
Section 310(b) of the Trust Indenture Act.

            Section 6.09. Corporate Trustee Required; Eligibility.

            There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Trust Indenture Act Sections 310(a)(1) and (2) and which shall have a combined capital and surplus of at least $100,000,000, and have a Corporate Trust Office in the Borough of Manhattan in The City of New York, State of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

            Section 6.10. Resignation and Removal; Appointment of Successor Trustee.

            (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

            (b) The Trustee, or any trustee or trustees hereinafter appointed, may at any time resign by giving written notice thereof to the Company at least 20 Business Days prior to the date of such proposed resignation. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 20 Business Days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Trustee.

            (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

            (d) If at any time:

            (1) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act in accordance with Section 6.08 hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

            (2) the Trustee shall cease to be eligible under Section 6.09 hereof and shall fail to resign after written request therefor by the Company or by any such Holder, or

            (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose or rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

            (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution of its Board of Directors, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the

Holders of the Securities and accepted appointment in the manner hereinafter provided, the Holder of any Security who has been a bona fide Holder for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

            Section 6.11. Acceptance of Appointment by Successor.

            Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor Trustee, upon payment of amounts due it pursuant to Section 6.07, such retiring Trustee shall duly assign, transfer and deliver to the successor Trustee all moneys and property at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers, duties and obligations of the retiring Trustee. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 6.07.

            No successor Trustee with respect to the Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor Trustee shall be eligible to act as Trustee under this Article.

            Upon acceptance of appointment by any successor Trustee as provided in this Section 6.11, the successor shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section
6.10. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Company.

            Section 6.12. Merger, Conversion, Amalgamation, Consolidation or Succession to Business.

            Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or amalgamated, or any corporation resulting from any merger, conversion, amalgamation or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided such corporation shall be eligible under this Article to serve as Trustee hereunder.

            In case at the time such successor to the Trustee under this Section
6.12 shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee under this Section 6.12 may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have been authenticated.

                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

            Section 7.01. Preservation of Information; Company To Furnish Trustee Names and Addresses of Holders.

            (a) The Trustee shall preserve the names and addresses of the Securityholders and otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Securityholders. Neither the Company nor the Trustee shall be under any responsibility with regard to the accuracy of such list.

            (b) The Company will furnish or cause to be furnished to the Trustee

            (i) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

           (ii) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished pursuant to this Subsection 7.01(b).

            Section 7.02. Communications of Holders.

            Holders may communicate with other Holders with respect to their rights under this Indenture or under the Securities pursuant to Section 312(b) of the Trust Indenture Act. The Company and the Trustee and any and all other persons benefited by this Indenture shall have the protection afforded by
Section 312(c) of the Trust Indenture Act.

            Section 7.03. Reports by Trustee.

            Within 60 days after May 15 of each year commencing with the first May 15 following the date of this Indenture, the Trustee shall mail to all Holders, as their names and addresses appear in the Security Register, a brief report dated as of such May 15, in accordance with, and to the extent required under Section 313 of the Trust Indenture Act. At the time of its mailing to Holders, a copy of each such report shall be filed by the Trustee with the Company, the Commission and with each stock exchange on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange.

            Section 7.04. Reports by Company and Each Guarantor.

            The Company and each Guarantor shall:

            (a) file with the Commission, the copies of annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) required to be filed with Commission pursuant to Section 13 or Section 15 of the Exchange Act, whether or not the Company or any Guarantor has a class of securities registered under the Exchange Act;

            (b) file with the Trustee within 15 days after it files or would be required to file the information specified in subsection (a) of this
      Section 7.04 reports and documents with the Commission copies of such information;

            (c) file with the Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company and each Guarantor with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

            (d) transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company and each Guarantor pursuant to subsections (a) and (c) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                               ARTICLE EIGHT

                    CONSOLIDATION, MERGER, CONVEYANCE,
                             TRANSFER OR LEASE

            Section 8.01. Company May Consolidate, etc., Only on Certain Terms.

            The Company will not, in a single transaction or through a series of related transactions, consolidate with, merge with or into any other person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any other person or persons, or permit any of the Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in the sale, assignment, conveyance, lease, transfer or disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries, taken as a whole, to any person or persons, unless:

            (i) either (A)(1) if the transaction or transactions is a merger or consolidation involving the Company, the Company shall be the person surviving such merger or consolidation or (2) if the transaction or transactions is a merger or consolidation involving a Restricted Subsidiary, such Restricted Subsidiary shall be the person surviving such merger or consolidation and such person surviving shall be a Restricted Subsidiary, or (B)(1) the person formed by such consolidation or into which the Company or such Restricted Subsidiary is merged or to which the properties and assets of the Company or such Restricted Subsidiary, as the case may be, are transferred (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, and (2)(A) in the case of a transaction involving the Company, the Surviving Entity shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations under this Indenture and the Securities, and in each case, the Indenture shall remain in full force and effect, or (B) in the case of a transaction involving a Restricted Subsidiary that is a Subsidiary Guarantor, the Surviving Entity shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Restricted Subsidiary under its Guarantee and related supplemental indenture, and in each case, such Guarantee and supplemental indenture shall remain in full force and effect;

            (ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default shall have occurred and be continuing and the Company, or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis, could incur $1.00 of additional Indebtedness under Section 10.12 hereof;

            (iii) each Guarantor, unless it is the other party to the transaction or transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to the obligations of the Company or the Surviving Entity, as the case may be, under this Indenture and the Securities; and

            (iv) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel each stating that such transaction or series of related transactions and, if a supplemental indenture is required in connection with such transaction or series of related transactions to effectuate such assumption, such supplemental indenture complies with this Indenture and that all conditions precedent provided for in this Indenture relating to such transaction or series of transactions have been satisfied.

            Section 8.02. Successor Substituted.

            Upon any consolidation, combination or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries in accordance with Section 8.01 hereof in which the Company or such Restricted Subsidiary, as the case may be, is not the Surviving Entity, such Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Restricted Subsidiary, as the case may be, under this Indenture and the Securities with the same effect as if such successor had been named as the Company or such Restricted Subsidiary, as the case may be, herein, and in the Securities and, thereafter, except in the case of (a) a lease or (b) any sale, assignment, conveyance, transfer, lease or other disposition to a Restricted Subsidiary of the Company, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities.

            For all purposes of this Indenture and the Securities (including this Article Eight and Sections 10.12, 10.14 and 10.17 hereof) Subsidiaries of any Surviving Entity will, upon such transaction or series of related transactions described in this Article Eight, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to Section 10.22 and all Indebtedness, and all Liens on property or assets, of the Company and the Restricted Subsidiaries in existence immediately prior to such transaction or series of related transactions will be deemed to have been incurred upon such transaction or series of related transactions.

                                  ARTICLE NINE

                       SUPPLEMENTAL INDENTURES AND WAIVERS

            Section 9.01. Supplemental Indentures, Agreements and Waivers Without Consent of Holders.

            Without the consent of any Holders, the Company and the Guarantors, when authorized by a Board Resolution of the Board of Directors of the Company and each Guarantor, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or agreements or other instruments with respect to any Guarantee, in form and substance satisfactory to the Trustee, or waiver for any of the following purposes:

            (a) to evidence the succession of another person to the Company or a Guarantor, and the assumption by any such successor of the covenants of the Company or such

      Guarantor herein and in the Securities and/or in any Guarantee, as the case may be;

            (b) to add to the covenants of the Company or any Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Guarantor, as applicable, herein, in the Securities or in any Guarantee, as the case may be;

            (c) to cure any ambiguity, to correct or supplement any provision herein, in the Securities or in any Guarantee which may be defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture, the Securities or any Guarantee; provided, however, that, in each case, such provisions shall not materially adversely affect the interests of the Holders;

            (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 9.05 hereof or otherwise;

            (e) to add a Guarantor pursuant to the requirements of Section 10.19 hereof;

            (f) to evidence and provide the acceptance of the appointment of a successor Trustee hereunder; or

            (g) to mortgage, pledge, hypothecate or grant a security interest in any property or assets in favor of the Trustee for the benefit of the Holders as security for the payment and performance of the Indenture Obligations;

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such change, agreement or waiver does not materially adversely affect the interests or legal rights of any Holders.

            Section 9.02. Supplemental Indentures, Agreements and Waivers with Consent of Holders.

            With the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities delivered to the Company, each Guarantor and the Trustee, the Company, and each Guarantor (if a party thereto) when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto or agreements or other instruments with respect to any Guarantee satisfactory to the Trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Securities or any Guarantee, or of modifying in any manner the rights of the Holders under this Indenture, the Securities or any Guarantee. The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may waive compliance by the Company and each Guarantor with any provision of this Indenture or the Securities or any Guarantee. However, no such supplemental indenture, agreement or instrument, including any waiver pursuant to Section 5.13, shall, without the written consent or waiver of the Holder of each Outstanding Security affected thereby:

            (a) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, alter the redemption provisions of the Securities or this Indenture, or change the coin or currency in which any Security or Guarantee or any premium or the accrued interest thereon is payable, or impair the right to institute suit for the enforcement of any payment after the Stated Maturity thereof (or, in the case of either a redemption or a purchase pursuant to Sections 10.11 or 10.16 of this Indenture, on or after the applicable Redemption Date or purchase date, as the case may
      be);

            (b) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences) or consent provided for in this Indenture or with respect to any Security or Guarantee;

            (c) modify any of the provisions of this Section 9.02 or Sections
      5.13 and 5.16, except to increase any such percentage, if applicable thereto, or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby;

            (d) consent to the assignment or transfer by the Company or any Guarantor of any of their rights and obligations under this Indenture, the Securities or the Guarantees;

            (e) modify any of the provisions of this Indenture, the Securities or any Guarantee relating to the subordination of the Securities or any Guarantee in a manner adverse to the Holders thereof or otherwise affect the ranking of the Securities or the Guarantees in a manner adverse to the Holders;

            (f) following (i) either (x) the mailing of a notice of a Change of Control Offer or (y) the failure to mail such notice prior to the date set forth in the second paragraph of Section 10.11, in either case, following satisfaction of the condition precedent to the mailing of such notice set forth in the first paragraph of Section 10.11, or (ii) the occurrence of an Asset Sale, alter the Company's obligation to repurchase Securities in accordance with the provisions of Sections 10.11 or 10.16, as the case may be, or waive any default in the performance thereof;

            (g) adversely affect the ranking of the Securities or any Guarantee in a manner adverse to any Holder;

            (h) release any Guarantor from any of its obligations under its Guarantee or this Indenture;

            (i) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities; or

            (j) amend or modify the provisions of Section 10.08.

            Upon the written request of the Company and each Guarantor accompanied by a copy of a Board Resolution of the Board of Directors of each of them authorizing the execution of any such supplemental indenture or other agreement, instrument or waiver, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company and each Guarantor in the execution of such supplemental indenture or other agreement, instrument or waiver.

            It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or other agreement, instrument or waiver, but it shall be sufficient if such Act shall approve the substance thereof.

            Section 9.03. Execution of Supplemental Indentures, Agreements and Waivers.

            In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section
6.01 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate from each obligor under the Securities entering into such supplemental indenture, agreement, instrument or waiver, each stating that the execution of such supplemental indenture, agreement, instrument or waiver
(a) is authorized or permitted by this Indenture and (b) does not violate the provisions of any agreement or instrument evidencing any other Indebtedness of the Company, any Guarantor or any Subsidiary of the Company. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement, instrument or waiver which affects the Trustee's own rights, duties or immunities under this Indenture, the Securities, any Guarantee or otherwise.

            Section 9.04. Effect of Supplemental Indentures.

            Upon the execution of any supplemental indenture under this Article Nine, this Indenture, the Securities, if applicable, and/or the applicable Guarantee shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture, the Securities, if applicable, and/or the applicable Guarantee, as the case may be, for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

            Section 9.05. Conformity with Trust Indenture Act.

            Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

            Section 9.06. Reference in Securities to Supplemental Indentures.

            Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and each Guarantor and authenticated and delivered by the Trustee upon a Company Order in exchange for Outstanding Securities.

            Section 9.07. Effect on Senior Indebtedness.

            No supplemental indenture shall adversely affect the rights of any holder of Senior Indebtedness or any holder of Guarantor Senior Indebtedness under Articles Twelve or Fourteen of this Indenture, without the consent of such holder.

            Section 9.08. Record Date.

            The Company may, but shall not be obligated to, fix, a record date for the purpose of determining the Holders entitled to consent to any supplemental indenture, agreement or instrument or any waiver, and shall promptly notify the Trustee of any such record date. If a record date is fixed those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such supplemental indenture, agreement or instrument or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

            Section 9.09. Revocation and Effect of Consents.

            Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if a notation of the consent is not made on any Security. However, any such Holder, or subsequent Holder, may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver shall become effective in accordance with its terms and thereafter bind every Holder.

                                   ARTICLE TEN

                                    COVENANTS

            Section 10.01. Payment of Principal, Premium and Interest.

            The Company will duly and punctually pay the principal of, premium, if any, and interest on the Securities in accordance with the terms of the Securities and this Indenture.

            Section 10.02. Maintenance of Office or Agency.

            The Company will maintain in the Borough of Manhattan in The City of New York, State of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee at its Corporate Trust Office will be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

            The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York, State of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, State of New York for such purposes. The Company will give prompt written notice to the

Trustee of any such designation or rescission and any change in the location of any such other office or agency.

            Section 10.03. Money for Security Payments To Be Held in Trust.

            If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

            If the Company is not acting as Paying Agent, the Company will, on or before each due date of the principal of, premium, if any, or interest on, any Securities, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Holders entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

            If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will:

            (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Securities in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

            (b) give the Trustee notice of any Default by the Company or any Guarantor (or any other obligor upon the Securities) in the making of any payment of principal of, premium, if any, or interest on the Securities;

            (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

            (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

            The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such money.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company upon receipt of a Company Request therefor, or (if then held by the Company) will be discharged from such trust; and the Holder of such Security will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and the Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

            Section 10.04.  Corporate Existence.

            Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses and franchises of the Company and each of the Restricted Subsidiaries; provided, however, that the Company will not be required to preserve any such right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the

Restricted Subsidiaries as a whole and that the loss thereof is not adverse in any material respect to the Holders; provided, further, that the foregoing will not prohibit a sale, transfer or conveyance of a Subsidiary of the Company or any of its assets in compliance with the terms of this Indenture.

            Section 10.05. Payment of Taxes and Other Claims.

            The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed (i) upon the Company or any of its Subsidiaries or (ii) upon the income, profits or property of the Company or any of the Restricted Subsidiaries and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, could reasonably be expected to become a Lien upon the property of the Company or any of the Restricted Subsidiaries; provided, however, that the Company will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicable or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted.

            Section 10.06. Maintenance of Properties.

            The Company will cause all material properties owned by the Company or any of the Restricted Subsidiaries or used or held for use in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 10.06 will prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any of the Restricted Subsidiaries and is not disadvantageous in any material respect to the Holders.

            Section 10.07. Insurance.

            The Company will at all times keep all of its and the Restricted Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually and customarily so insured by corporations similarly situated and owning like properties.

            Section 10.08. Books and Records.

            The Company will, and will cause each of the Restricted Subsidiaries to, keep proper books of record and account, in which full and correct entries will be made of all financial transactions and the assets and business of the Company and each Restricted Subsidiary of the Company in accordance with GAAP.

            Section 10.09. Guarantees.

            Each of the Guarantors and the Company will, and the Company will cause each of the Restricted Subsidiaries to, ensure at all times that each Guarantee will remain in full force and effect and shall not be subordinated in right of payment to any Indebtedness of the Guarantors other than Guarantor Senior Indebtedness.

            Section 10.10. Provision of Financial Statements.

            Whether or not the Company has a class of securities registered under the Exchange Act, the Company and each Guarantor will supply, at their own expense, to each Holder of the Securities and file with the Trustee within fifteen days after the Company is required to file the same with the Commission, copies of the annual reports and quarterly reports and of the information, documents and other reports which the Company may be required to file with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act. The Company will also comply with the other provisions of Section 314(a) of the Trust Indenture Act.

            Section 10.11. Change of Control Triggering Event.

            In the event of a Change of Control Triggering Event (the date of such occurrence, the "Change of Control Date"), the Company will notify the Holders of Securities in writing of such occurrence and will make an offer to purchase (the "Change of Control Offer") on a Business Day (the "Change of Control Purchase Date") not more than 40 nor less than 20 Business Days following the Change of Control Date all Securities then Outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. Prior to the mailing of the notice of a Change of Control Offer provided for below, the Company shall have (x) repaid in full all Indebtedness under the New Credit Agreement, or offered to repay and have repaid the lenders under the New Credit Agreement to the extent such offer has been accepted under the New Credit Agreement, or (y) obtained the requisite consents under the New Credit Agreement to permit the repurchase of the Securities as provided for under this Section 10.11. Failure to mail the notice of a Change of Control Offer on the date specified below or to have satisfied the foregoing condition precedent by the date that such notice is required to be mailed will constitute a covenant Default under Section 5.01(c); provided, however, the Company will have no obligation to effect a repurchase of Securities under this
Section 10.11 if a notice of a Change of Control Offer has been mailed notwithstanding that the foregoing condition precedent has not been satisfied on or prior to the date specified below.

            Notice of a Change of Control Offer shall be mailed by the Company not more than 20 Business Days after the Change of Control Date to the Holders of Securities at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Change of Control Purchase Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

            (a) that the Change of Control Offer is being made pursuant to this
      Section 10.11 and that all Securities tendered into the Change of Control Offer will be accepted for payment;

            (b) the purchase price (including the amount of accrued interest, if any) for each Security, the Change of Control Purchase Date and the date on which the Change of Control Offer expires;

            (c) that any Security not tendered for payment will continue to accrue interest in accordance with the terms thereof;

            (d) that, unless the Company shall default in the payment of the purchase price, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

            (e) that Holders electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Purchase Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

            (f) that Holders of Securities will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Purchase Date, a facsimile transmission or letter setting forth the name of the Holders, the principal amount of Securities the Holders delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his election to have such Securities purchased;

            (g) that Holders whose Securities are purchased only in part will be issued Securities of like tenor equal in principal amount to the unpurchased portion of the Securities surrendered;

            (h) the instructions that Holders must follow in order to tender their Securities; and

            (i) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the Commission pursuant to the Exchange Act (or, if the Company is not required to file any such reports with the Commission, the comparable reports prepared pursuant to Section 10.10(a)), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control and Change of Control Offer as would, in the good faith judgment of the Company, be material to a Holder of Securities in connection with the decision of such Holder as to whether or not it should tender Securities pursuant to the Change of Control Offer.

            On the Change of Control Purchase Date, the Company will (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent will promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security of like tenor equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date.

            The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 10.11, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 10.11 by virtue thereof.

            Section 10.12. Limitation on Indebtedness.

            The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or in any manner become liable, contingently or otherwise (in each case, to "incur"), for the payment of any Indebtedness (including any Acquired Indebtedness); provided that (i) the Company and any Subsidiary Guarantor will be permitted to incur Indebtedness (including Acquired Indebtedness) and (ii) a Restricted Subsidiary will be permitted to incur Acquired Indebtedness, if immediately after giving pro forma effect thereto, the Consolidated Fixed Charge Coverage Ratio of the Company is at least equal to 2.00:1.00.

            Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following:

            (i) Indebtedness of the Company or any Subsidiary Guarantor under the New Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed the sum of (a) $175,000,000 with respect to Indebtedness under the Term Facilities, less principal payments made by the Company in respect of the Term Facilities, (b) $80,000,000 in the aggregate with respect to Indebtedness under the Revolving Credit Facility and the letter of credit facility, less the amount by which the aggregate commitment under the Revolving Credit Facility has been permanently reduced to the extent that any repayments required to be made in connection with effecting such permanent reduction have been made and (c) any Indebtedness incurred under the New Credit Agreement pursuant to and in compliance with the provisions described under either (1) the proviso of the first paragraph of this Section 10.12 or (2) clause (xii) below;

            (ii) Indebtedness of the Company or any Subsidiary Guarantor under this Indenture, the Securities and any Guarantees;

            (iii) Indebtedness of the Company or any Restricted Subsidiary not otherwise referred to in this paragraph that is outstanding on the Issue Date, except Indebtedness to be repaid as described under "Use of Proceeds" in the Offering Memorandum;

            (iv) Indebtedness of the Company or any Restricted Subsidiary in respect of performance bonds, bankers' acceptances, letters of credit of the Company or any Restricted Subsidiary and surety bonds provided by the Company or any Restricted Subsidiary in the ordinary course of business, not to exceed at any given time $10,000,000 in the aggregate;

            (v) subject to the covenant described in Section 10.14 hereof, Indebtedness of any Restricted Subsidiary to the Company or any Restricted Subsidiary which is not subordinated in right of payment of any Indebtedness of such Restricted Subsidiary;

            (vi) Indebtedness of the Company to any Restricted Subsidiary which is unsecured and subordinated in right of payment from and after such time as the Securities shall become due and payable (whether at Stated Maturity, by acceleration or otherwise) to the payment and performance of the Company's obligations under this Indenture or the Securities;

            (vii) any guarantees of Indebtedness by a Restricted Subsidiary entered in compliance with the covenant under this Indenture described in
      Section 10.19 hereof;

            (viii) Interest Rate Protection Obligations of the Company or any Restricted Subsidiary covering Indebtedness of the Company or any Restricted Subsidiary (which Indebtedness (a) bears interest at fluctuating interest rates and (b) is otherwise permitted to be incurred under this covenant) to the extent the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

            (ix) Indebtedness of the Company or any Restricted Subsidiary under Currency Agreements relating to (a) Indebtedness of the Company or a Restricted Subsidiary and/or (b) obligations to purchase or sell assets or properties or, in each case, incurred in the ordinary course of business of the Company or any Restricted Subsidiary; provided that such Currency Agreements do not increase the Indebtedness or other obligations of the Company and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

            (x) Capitalized Lease Obligations of the Company or any Restricted Subsidiary in an aggregate amount not exceeding $7,500,000 outstanding at any time;

            (xi) (a) Indebtedness of the Company or any Subsidiary Guarantor to the extent the proceeds thereof are used to Refinance Indebtedness of the Company or any Subsidiary Guarantor (including all or a portion of the Securities) or any Restricted Subsidiary and (b) Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor to the extent the proceeds thereof are used to Refinance Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor, in each case other than the Indebtedness to be Refinanced as described under "Use of Proceeds" in the Offering Memorandum and Indebtedness incurred under clauses (i), (ii) or
      (v) above; provided that, in the case of either clause (a) or (b), (1) the principal amount of Indebtedness incurred pursuant to this clause (xi) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so Refinanced (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) plus the amount of any premium required to be paid in connection with such Refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Company or a Restricted Subsidiary, as applicable, as necessary to accomplish such Refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith; and (2) except in the case of Refinancing or replacement of Senior Indebtedness or Guarantor Senior Indebtedness or of any Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor, does not reduce the Average Life to Stated Maturity of such Indebtedness; and

            (xii) additional Indebtedness of the Company or any Restricted Subsidiary not described by any other clause of this definition, not to exceed an aggregate principal amount at any time outstanding of $25,000,000 (less the aggregate principal amount of Indebtedness incurred under the New Credit Agreement under subclause (i)(c)(1) above).

            Section 10.13. Statement by Officers as to Default.

            (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, a written statement signed by the chairman or a chief executive officer, the principal financial officer or principal accounting officer of the Company, stating (i) that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and (ii) that, to the knowledge of each officer signing such certificate, the Company has kept, observed, performed and fulfilled each and every covenant and condition contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, conditions and covenants hereof (or, if a Default shall have occurred, describing all such Defaults of which such officers may have knowledge, their status and what action the Company is taking or proposes to take with respect thereto).

            (b) When any Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness (other than Indebtedness evidenced by the Securities) in the principal amount of less than $5,000,000), the Company will promptly notify the Trustee of such Default, notice or action and will deliver to the Trustee by registered or certified mail or by telegram, or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days after the Company becomes aware of such occurrence and what action the Company is taking or proposes to take with respect thereto.

            Section 10.14. Limitation on Restricted Payments.

            (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly:

            (i) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company (other than dividends or distributions payable solely in rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock)); or

            (ii) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company (other than any such Capital Stock owned by a Restricted Subsidiary); or

            (iii) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness (other than any such Subordinated Indebtedness owed to a Restricted Subsidiary); or

            (iv) make any Investment (other than a Permitted Investment) in any person;

      (such payments or Investments described in the preceding clauses (i), (ii), (iii) and (iv) are collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than in cash, shall be the Fair Market Value of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment), (a) no Default shall have occurred and be continuing, (b) the aggregate amount of all Restricted Payments declared or made from and after the Issue Date would not exceed the sum of (1) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period (treated as one accounting period) beginning on September 29, 1996 and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income of the Company for such period shall be a deficit, minus 100% of such deficit) plus (2) the aggregate net cash proceeds received by the Company either (x) as capital contributions in the form of common equity to the Company after the Issue Date or (y) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock but including Capital Stock issued upon the conversion of convertible Indebtedness, in exchange for outstanding Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock)) of the Company to any person (other than to a Restricted Subsidiary of the Company) after the Issue Date plus (3) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and
      (iii) the Company could incur $1.00 of additional Indebtedness under the proviso of the first paragraph of Section 10.12 hereof. For purposes of the preceding clause (b)(2), upon the issuance of Capital Stock either from the conversion of convertible Indebtedness or exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights, the amount counted as net cash proceeds received will be the cash amount received by the Company at the original issuance of the Indebtedness that is so converted or exchanged or from the issuance of options, warrants or rights, as the case may be, plus the incremental amount of cash received by the Company, if any, upon the conversion, exchange or exercise thereof.

            (b) None of the foregoing provisions of Section 10.14(a) will prohibit (i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the provisions of this Indenture; (ii) so long as no Default shall have occurred and be continuing, the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company in exchange for, or out of the net proceeds of, a substantially concurrent issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Restricted Subsidiary); provided that such net proceeds are excluded from clause (b)(2) of the preceding paragraph; (iii) so long as no Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness made by exchange for, or out of the net proceeds of, a substantially concurrent issue and sale of (a) Capital Stock (other than Redeemable Capital Stock) of the Company or (b) Indebtedness of the Company or any Guarantor so long as such Indebtedness (1) is subordinated to Senior Indebtedness and the Securities or Guarantor Senior Indebtedness and the Guarantees of such Guarantor, as the case may be, at least to the same extent as the Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired and (2) has no Stated Maturity earlier than the Stated Maturity for the final scheduled principal payment of the Securities; (iv) dividends paid or intercompany loans made by the Company to BBC for the purpose of paying operating expenses of BBC arising in the ordinary course of business, including, without limitation, for the payment of taxes; (v) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with Section 10.16 hereof; (vi) the making of the Distribution in connection with the Recapitalization or (vii) payment made by the Company under the Income Taxes Agreement. In computing the amount of Restricted Payments previously made for purposes of clause (b) of the preceding paragraph, Restricted Payments under the immediately preceding clauses (i) and
(v) shall be included.

            Section 10.15. Limitation on Transactions with Affiliates.

            The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of related transactions with, or for the benefit of, any Affiliate of the Company (other than a Restricted Subsidiary so long as no Affiliate of the Company or beneficial holder of 5% or more of any class or series of Capital Stock of the Company shall beneficially own any Capital Stock in such Restricted Subsidiary) or any beneficial holder of 10% or more of any class of Capital Stock of the Company except (i) on terms that are no less favorable to the Company or the Restricted Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who do not have such a relationship with the Company, and
(ii) with respect to any transaction or series of related transactions involving aggregate payments or value equal to or greater than $1,000,000, the Company shall have delivered an Officer's Certificate to the Trustee certifying that such transaction or series of related transactions comply with the preceding clause (i) and, with respect to any transaction or series of related transactions involving aggregate payments or value equal to or greater than $5,000,000, further certifying that such transaction or series of transactions have been approved by a majority of the Board of Directors of the Company, including a majority of the disinterested directors of the Board of Directors of the Company. For the purposes of the foregoing, a director of the Company shall not be considered "interested" with respect to a transaction solely by virtue of being a director of the other party to such transaction. The Company shall be deemed to have complied with the foregoing provisions if it has obtained a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view. This
Section 10.15 shall not apply to (i) the payment of reasonable and customary fees to directors of the Company, (ii) any customary provision for the indemnification of officers or directors of the Company, (iii) any transactions with a Wholly-Owned Unrestricted Subsidiary in connection with a Lease Financing Transaction (including pursuant to the Income Taxes Agreement) and (d) transactions related to the Recapitalization.

            Section 10.16. Disposition of Proceeds of Asset Sales.

            (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares and/or assets subject to such Asset Sale and (ii) at least 75% of the consideration for any such Asset Sale is cash and/or Cash Equivalents (provided that the following shall be deemed cash for purposes of this provision and be treated as Net Cash Proceeds, subject to application as hereinafter provided: the amount of any liabilities (as shown on the balance sheet or in the notes thereto of the Company or such Restricted Subsidiary) of the Company or such Restricted Subsidiary that are assumed (and from which the Company or such Restricted Subsidiary is unconditionally released) in connection with such Asset Sale by the transferee or purchaser of such assets or on behalf of such transferee or purchaser by a third party). To the extent the Net Cash Proceeds of any Asset Sale are not required to be applied to repay, and permanently reduce the commitments under, any outstanding Indebtedness under the New Credit Agreement as required by the terms thereof or are not so applied, then the Company may, within 12 months of the Asset Sale, invest Net Cash Proceeds in properties and assets which replace the properties and assets that were the subject of the Asset Sale or in properties and assets (including inventory) that will be used in the business of the Company and the Restricted Subsidiaries existing on the Issue Date or in businesses reasonably related thereto. The amount of such Net Cash Proceeds in excess of the amount (i) used to repay Indebtedness under the New Credit Agreement and (ii) permitted to be invested and so invested as set forth above is referred to herein as "Excess Proceeds."

            (b) When the aggregate amount of Excess Proceeds equals or exceeds $10,000,000, the Company will be obligated to make an offer (an "Asset Sale Offer") to purchase from all holders of the Securities, on a day not more than 40 Business Days thereafter (the "Asset Sale Purchase Date"), the maximum principal amount (expressed as a multiple of $1,000) of Securities that may be purchased with the aggregate Excess Proceeds at a price, payable in cash, equal to 100% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date of purchase (the "Asset Sale Offer Price"). An Asset Sale Offer will be required to be kept open for a period of at least 20 Business Days. To the extent that an

Asset Sale Offer is not fully subscribed to, the Company will be entitled to retain the unutilized portion of the Excess Proceeds.

            (c) Whenever Excess Proceeds received by the Company exceed $10,000,000, such Excess Proceeds will, prior to the purchase of Securities, be set aside by the Company in a separate account pending (i) deposit with the depositary of the amount required to purchase the Securities tendered in an Asset Sale Offer or (ii) delivery by the Company of the Asset Sale Offer Price to the Holders of the Securities validly tendered and not withdrawn pursuant to an Asset Sale Offer. Such Excess Proceeds may be invested in Cash Equivalents, as directed by the Company, having a maturity date which is not later than the earliest possible date for purchase or redemption of Securities pursuant to the Asset Sale Offer. The Company will be entitled to any interest or dividends accrued, earned or paid on such Cash Equivalents.

            (d) Notice of an Asset Sale Offer will be mailed by the Company to all Holders of Securities not less than 20 Business Days nor more than 40 Business Days before the Asset Sale Purchase Date at their last registered address with a copy to the Trustee and any Paying Agents. The Asset Sale Offer will remain open from the time of mailing for at least 20 Business Days or such longer period as required by law and until at least 5:00 p.m., New York City time, on the Asset Sale Purchase Date. The notice, which will govern the terms of the Asset Sale Offer, will include such disclosures as are required by law and will state:

            (i) that the Asset Sale Offer is being made pursuant to this Section 10.16;

            (ii) the Asset Sale Offer Price (including the amount of accrued interest, if any) for each Security, the Asset Sale Purchase Date and the date on which the Asset Sale Offer expires;

            (iii) that any Security not tendered or accepted for payment shall continue to accrue interest in accordance with the terms thereof;

            (iv) that, unless the Company shall default in the payment of the Asset Sale Offer Price, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

            (v) that Holders electing to have Securities purchased pursuant to an Asset Sale Offer shall be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Asset Sale Purchase Date with the "Option of Holder to Elect Purchase" on the reverse thereof completed;

            (vi) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Asset Sale Purchase Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his election to have such Securities purchased;

            (vii) that if Securities in a principal amount in excess of the Holder's pro rata share of the amount of Excess Proceeds are tendered pursuant to the Asset Sale Offer, the Company shall purchase Securities on a pro rata basis among the Securities tendered (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

            (viii) that Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

            (ix) the instructions that Holders must follow in order to tender their Securities; and

            (x) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the Commission pursuant to the Exchange Act (or, if the Company is not required to file any such reports with the Commission, the comparable reports prepared pursuant to Section 10.10(a)), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Asset Sale and Asset Sale Offer and such other information as would be material to a Holder of Securities in connection with the decision of such Holder as to whether or not it should tender Securities pursuant to the Asset Sale Offer.

            (e) On the Asset Sale Purchase Date, the Company will (i) accept for payment, on a pro rata basis, Securities or portions thereof tendered pursuant to the Asset Sale Offer, (ii) deposit with the Paying Agent money, in immediately available funds, in an amount sufficient to pay the Asset Sale Offer Price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent will promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Asset Sale Offer Price, and the Trustee will promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer not later than the first Business Day following the Asset Sale Purchase Date. To the extent an Asset Sale Offer is not fully subscribed to by such Holders, the Company may retain such unutilized portion of the Excess Proceeds. The Paying Agent will promptly deliver to the Company the balance of any such Excess Proceeds held by the Paying Agent after payment to the Holders of Securities as aforesaid. For purposes of this Section 10.16, the Trustee will act as Paying Agent.

            (f) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to the Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 10.16, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 10.16 by virtue thereof.

            Section 10.17.  Limitation on Liens.

            The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien of any kind, upon any of its property or assets, whether now owned or acquired after the Issue Date, or any proceeds therefrom, which secures either (x) Subordinated Indebtedness unless the Securities and the Guarantee, as applicable, are secured by a Lien on such property, assets or proceeds that is senior in priority to the Liens securing such Subordinated Indebtedness or (y) Pari Passu Indebtedness unless the Securities and the Guarantees, as applicable, are equally and ratably secured with the Liens securing such Pari Passu Indebtedness.

            Section 10.18. Limitation on Other Senior Subordinated Indebtedness.

            Neither the Company nor any Guarantor will create, incur, assume, guarantee or in any other manner become liable with respect to any Indebtedness (other than the Securities and the Guarantees) that is subordinate in right of payment to any Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is either (i) pari passu in right of payment with the Securities or such Guarantee, as the case may be, or (ii) subordinate in right of payment to the Securities or such Guarantee, as the case may be, in the same manner and at least to the same extent as the Securities are subordinated to Senior Indebtedness or as such Guarantee is subordinated to Guarantor Senior Indebtedness, as the case may be.

            Section 10.19. Limitation on Guarantees by Restricted Subsidiaries.

            The Company will not permit any of the Domestic Subsidiaries, directly or indirectly, to guarantee the payment of any Indebtedness of BBC, the Company or any Restricted Subsidiary unless such Domestic Subsidiary (i) is a Subsidiary Guarantor or (ii) simultaneously executes and delivers a supplemental indenture to this Indenture pursuant to which it will become a Subsidiary Guarantor under this Indenture. Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary will provide by its terms (and on the basis set forth in Section 14.07 hereof) that it will be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any person not an Affiliate of the Company, of all of the Capital Stock of such Restricted Subsidiary, or all or substantially all the assets of such Restricted Subsidiary, pursuant to a transaction which is in compliance with this Indenture. The Company may, at any time, cause a Restricted Subsidiary to become a Subsidiary Guarantor by executing and delivering a supplemental indenture providing for the guarantee of payment of the Securities by such Restricted Subsidiary on the basis provided in Section 14.03.

            Section 10.20. Limitation on Preferred Stock of Restricted Subsidiaries.

            The Company will not permit any of the Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly-Owned Restricted Subsidiary) or permit any person (other than the Company or a Wholly-Owned Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary.

            Section 10.21. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

            The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist, or enter into any agreement with any person that would cause to become effective, any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to the Company or any other Restricted Subsidiary or (d) transfer any of its property or assets to the Company or to any other Restricted Subsidiary, except
(i) any encumbrance or restriction existing under the security documentation for the New Credit Agreement as in effect on the Issue Date relating to assets subject to a Lien created thereby, (ii) any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Restricted Subsidiary on the Issue Date, in existence at the time such person becomes a Restricted Subsidiary (but not created in contemplation thereof), and (iii) any encumbrance or restriction existing under any agreement that refinances or replaces the agreements containing the restrictions in the foregoing clauses (i) and (ii), provided that the terms and conditions of any such restrictions permitted under this clause (iii) are not materially less favorable to the Holders of Securities than those under or pursuant to the agreement evidencing the indebtedness being refinanced.

            Section 10.22. Limitation on Designations of Unrestricted Subsidiaries.

            The Company may designate any Subsidiary of the Company (other than a Subsidiary Guarantor) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

            (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

           (ii) the Company would be permitted under this Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the Fair Market Value of the Capital Stock of such Subsidiary on such date; and

          (iii) the Company would be permitted under this Indenture to incur $1.00 of additional Indebtedness pursuant to the proviso of the first paragraph of Section 10.12 hereof at the time of Designation (assuming the effectiveness of such Designation).

            In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant described in Section 10.14 hereof for all purposes of this Indenture in the Designation Amount. The Company shall not, and shall not permit any Restricted Subsidiary to, at any time, (a) provide credit support for, or a guarantee of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (b) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (c) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except in the case of clause (a) or (b) to the extent permitted under the covenant described in Section 10.14 hereof and to the extent set forth in the first parenthetical in the definition of "Lease Financing Transaction." The Company will not permit any Unrestricted Subsidiary to at any time guarantee or otherwise provide credit support for any obligation of the Company or any Restricted Subsidiary.

            The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

            (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

            (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

            All Designations and Revocations must be evidenced by Board Resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

            Blue Bird Capital will be treated as an Unrestricted Subsidiary under this Indenture as of the Issue Date.

            Section 10.23. Compliance Certificates and Opinions.

            Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company, BBC and any other obligor on the Securities will furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents, certificates and/or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

            Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture will include:

            (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

            (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

            Section 11.01. Right of Redemption.

            The Securities may be redeemed at the option of the Company, in whole or in part, on the bases and at the Redemption Prices specified in the forms of Security, together with accrued but unpaid interest to the Redemption Date.

            Section 11.02. Applicability of Article.

            Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

            Section 11.03. Election To Redeem; Notice to Trustee.

            The election of the Company to redeem any Securities pursuant to
Section 11.01 shall be evidenced by a Board Resolution and an Officers' Certificate. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed.

            Section 11.04. Selection by Trustee of Securities To Be Redeemed.

            If less than all the Securities are to be redeemed, the particular Securities or portions thereof to be redeemed shall be selected not more than 60 days prior to the Redemption

Date by the Trustee, from the Outstanding Securities not previously called for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Securities being redeemed are listed, or, if the Securities are not listed on a national exchange, by such method as the Trustee shall deem fair and appropriate; provided that no Securities of a principal amount of $1,000 or less will be redeemed in part; provided, further, that any such redemption pursuant to the provisions relating to a Public Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of the Depository or any other depository).

            The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for partial redemption and the principal amount thereof to be redeemed.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

            Section 11.05. Notice of Redemption.

            Notice of redemption will be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder appearing in the Security Register.

            All notices of redemption will state:

            (i) the Redemption Date;

            (ii) the Redemption Price;

            (iii) if less than all Outstanding Securities are to be redeemed, the identification of the particular Securities to be redeemed;

            (iv) in the case of a Security to be redeemed in part, the principal amount of such Security to be redeemed and that after the Redemption Date upon surrender of such Security, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof shall be issued;

            (v) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

            (vi) that on the Redemption Date the Redemption Price shall become due and payable upon each such Security or portion thereof, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

            (vii) the place or places where such Securities are to be surrendered for payment of the Redemption Price;

            (viii) the CUSIP number, relating to such Securities; and

            (ix) the paragraph of the Securities pursuant to which the Securities are being redeemed.

            Notice of redemption of Securities to be redeemed at the election of the Company will be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

            The notice if mailed in the manner herein provided will be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part will not affect the validity of the proceedings for the redemption of any other Security.

            Section 11.06. Deposit of Redemption Price.

            On or prior to any Redemption Date, the Company will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in same day funds sufficient to pay the Redemption Price of, and accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.

            Section 11.07. Securities Payable on Redemption Date.

            Notice of redemption having been given as aforesaid, the Securities so to be redeemed will, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Securities will cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security will be paid by the Company at the Redemption Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of
Section 3.07.

            If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate then borne by such Security.

            Section 11.08. Securities Redeemed or Purchased in Part.

            Any Security which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 10.02 (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to, the Company, the Security Registrar or the Trustee duly executed by the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed or purchased.

                                 ARTICLE TWELVE

                           SUBORDINATION OF SECURITIES

            Section 12.01. Securities Subordinate to Senior Indebtedness.

            The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article Twelve, the Indebtedness represented by the Securities and the payment of the principal of, premium, if any, and interest on the Securities are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full in cash or Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, of all Senior Indebtedness. Without limiting the generality of the definition of Senior Indebtedness, "Senior Indebtedness" shall include the payment of interest, including interest that would accrue but for the filing of a petition initiating any proceeding under any Bankruptcy Law, whether or not such claim is allowable in such proceeding.

            This Article Twelve shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

            Section 12.02. Payment Over of Proceeds upon Dissolution, etc.

            In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, then and in any such event:

            (1) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, of all amounts due on or in respect of all Senior Indebtedness, or provision shall be made for such payment, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character (excluding securities of the Company or any other person that are equity securities or are otherwise subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Securities as provided in this Article; such securities are hereinafter collectively referred to as "Permitted Junior Securities")) on account of principal of, premium, if any, or interest on the Securities;

            (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash, Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

            (3) in the event that, notwithstanding the foregoing provisions of this Section 12.02, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, in respect of principal, premium, if any, and interest on the Securities before all Senior Indebtedness is paid in full or payment thereof provided for, then and in such event such payment or distribution (excluding Permitted Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash, Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, any other manner, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

            The consolidation of the Company with, or the merger of the Company with or into, another person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth in Article Eight hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this
Article if the person formed by such consolidation or the Surviving Entity of such merger or the person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article Eight.

            Section 12.03. Suspension of Payment When Senior Indebtedness in Default.

            (a) Unless Section 12.02 shall be applicable, upon (1) the occurrence of a Payment Default and (2) receipt by the Trustee and the Company from the Senior Representatives of written notice of such occurrence, then no payment or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Securities) shall be made by the Company on account of principal of, premium, if any, or interest on the Securities or on account of the purchase or redemption or other acquisition of Securities unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Senior Indebtedness shall have been discharged or paid in full, after which the Company shall resume making any and all required payments in respect of the Securities, including any missed payments.

            (b) Unless Section 12.02 shall be applicable, upon (1) the occurrence of a Non-payment Default and (2) receipt by the Trustee and the Company from the Senior Representatives of written notice of such occurrence, no payment or distribution of any assets of the Company of any kind or character

(excluding Permitted Junior Securities) shall be made by the Company on account of any principal of, premium, if any, or interest on the Securities or on account of the purchase or redemption or other acquisition of Securities for a period ("Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice unless and until the earliest to occur of the following events (subject to any blockage of payments that may then be in effect under subsection (a) of this Section 12.03) (w) 179 days will have elapsed since receipt of such written notice by the Trustee (provided such Designated Senior Indebtedness will not theretofore have been accelerated), (x) such Non-payment Default is cured or waived or shall have ceased to exist, (y) such Designated Senior Indebtedness is discharged or paid in full or (z) such Payment Blockage Period will have been terminated by written notice to the Company and the Trustee from the Senior Representatives of holders of Designated Senior Indebtedness initiating such Payment Blockage Period, or the holders of at least a majority in principal amount of such issue of Designated Senior Indebtedness, after which, in the case of clause (w), (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Securities, including any missed payments. Notwithstanding any other provision of this Indenture, only one Payment Blockage Period may be commenced within any consecutive 365-day period and no Non-payment Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt of the notice referred to in clause (2) hereof and there must be a 186 consecutive day period in any 365 consecutive day period during which no Payment Blockage Period is in effect.

            (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Security shall have received any payment prohibited by the foregoing provisions of this Section 12.03, then and in such event such payment shall be paid over and delivered forthwith to the holders (or their Senior Representatives) or as a court of competent jurisdiction shall otherwise direct.

            Section 12.04. Trustee's Relation to Senior Indebtedness.

            With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, the Company or any other person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article Twelve or otherwise.

            Section 12.05. Subrogation to Rights of Holders of Senior Indebtedness.

            Upon the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article Twelve, and no payments over pursuant to the provisions of this Article Twelve to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

            If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of all amounts payable under the Senior Indebtedness of the Company, then and in such case the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of such Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash or Cash Equivalents.

            Section 12.06. Provisions Solely To Define Relative Rights.

            The provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 12.02, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 12.03, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 12.03(c).

            The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

            Section 12.07. Trustee To Effectuate Subordination.

            Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve and appoints the

Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Indebtedness, or any Senior Representative, may file such a claim on behalf of Holders of the Securities.

            Section 12.08. No Waiver of Subordination Provisions.

            (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

            (b) Without limiting the generality of subsection (a) of this
Section 12.08, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to Article Five hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

            Section 12.09. Notice to Trustee.

            (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article Twelve or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 12.09, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this
Section 12.09 at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

            (b) Subject to the provisions of Section 6.01, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Company by a person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor); provided, however, that failure to give such notice to the Company shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Twelve, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

            Section 12.10. Reliance on Judicial Order or Certificate of Liquidating Agent.

            Upon any payment or distribution of assets of the Company referred to in this Article Twelve, the Trustee, subject to the provisions of Section 6.01,and the Holders, shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article; provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article Twelve.

            Section 12.11. Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee's Rights.

            The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Twelve with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Twelve shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07.

            Section 12.12. Article Applicable to Paying Agents.

            In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article Twelve shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Twelve in addition to or in place of the Trustee; provided, however, that Section 12.11 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

            Section 12.13. No Suspension of Remedies.

            Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Twelve of the holders, from time to time, of Senior Indebtedness.

                                ARTICLE THIRTEEN

                           SATISFACTION AND DISCHARGE

            Section 13.01. Satisfaction and Discharge of Indenture.

            This Indenture shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Securities herein expressly provided for) and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either

            (a) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 hereof and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in

Section 10.03) have been delivered to the Trustee for cancellation; or

            (b) (i) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee in trust an amount of money in dollars sufficient to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of such deposit;

            (ii) the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Company and the Guarantor; and

            (iii) the Company and each of the Guarantors have delivered to the Trustee (i) irrevocable instructions to apply the deposited money toward payment of the Securities at the Stated Maturities and the Redemption Dates thereof, and (ii) an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (a)(ii) of this
Section 13.01, the obligations of the Trustee under Section 13.02 and the last paragraph of Section 10.03 shall survive.

            Section 13.02. Application of Trust Money.

            Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal of, premium, if any, and interest on the Securities for whose payment such money has been deposited with the Trustee.

                                ARTICLE FOURTEEN

                             GUARANTEE OF SECURITIES

            Section 14.01. Unconditional Guarantee.

            Subject to the provisions of this Article Fourteen, each Guarantor hereby jointly and severally unconditionally guarantees (such guarantee to be referred to herein as a "Guarantee") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company or any other Guarantor to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Securities will be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of the Company pursuant to the provisions of the Securities relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company or the Guarantor to the Holders or the Trustee hereunder or thereunder (including fees, expenses or other) and all other Indenture Obligations will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other Indenture Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under this Guarantee, and shall entitle the Holders of Securities to accelerate the obligations of the Guarantor hereunder in the same manner and to the same extent as the obligations of the Company. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a

Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and this Guarantee. This Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) subject to this Article Fourteen, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee.

            Section 14.02. Execution and Delivery of Guarantee.

            To further evidence the Guarantee set forth in Section 14.01, each Guarantor hereby agrees that a notation of such Guarantee shall be endorsed on each Security authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an Officer of each Guarantor.

            Each of the Guarantors hereby agrees that its Guarantee set forth in
Section 14.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

            If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, such Guarantor's Guarantee of such Security shall be valid nevertheless.

            The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

            Section 14.03. Additional Guarantor.

            Any person that was not a Guarantor on the date of this Indenture may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such person to the provisions (including the representations and warranties) of this Indenture as a Guarantor, (b) in the event that as of the date of such supplemental indenture any Registrable Securities are outstanding, an instrument in form and substance satisfactory to the Trustee which subjects such person to the provisions of the Registration Rights Agreement with respect to such outstanding Registrable Securities, and (c) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such person and constitutes the legal, valid, binding and enforceable obligation of such person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

            Section 14.04. Guarantee Obligations Subordinated to Guarantor Senior Indebtedness.

            Each Guarantor covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that all payments pursuant to the Guarantee by such Guarantor are hereby expressly made subordinate and subject in right of payment as provided in this Article Fourteen to the prior payment in full in cash or Cash Equivalents or, as acceptable to the holders of Guarantor Senior Indebtedness of such Guarantor, in any other manner, of all Guarantor Senior Indebtedness of such Guarantor. Without limiting the generality of the definition of Guarantor Senior Indebtedness, "Guarantor Senior Indebtedness" shall include the payment of interest, including interest that would accrue but for the filing of a petition initiating any proceeding under any Bankruptcy Law, whether or not such claim is allowable in such proceeding.

            The following Sections 14.04 through 14.17 of this Article Fourteen shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold Guarantor Senior Indebtedness of any Guarantor; and such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness of each Guarantor; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

            Section 14.05. Payment over of Proceeds upon Dissolution, etc. of a Guarantor.

            In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Guarantor or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding-up of any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of any Guarantor, then and in any such event:

            (1) the holders of all Guarantor Senior Indebtedness of such Guarantor shall be entitled to receive payment in full in cash or Cash Equivalents or, as acceptable to the holders of such Guarantor Senior Indebtedness, in any other manner, of all amounts due on or in respect of all such Guarantor Senior Indebtedness, or provision shall be made for such payment, before the Holders of the Securities are entitled to receive, pursuant to this Guarantee, any payment or distribution of any kind or character by or on behalf of such Guarantor (excluding Permitted Junior Securities) on account of principal of, premium, if any, or interest on the Securities; and

            (2) any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article Fourteen shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Guarantor Senior Indebtedness of such Guarantor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Guarantor Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Guarantor Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash, Cash Equivalents or, as acceptable to the holders of such Guarantor Senior Indebtedness, in any other manner, of all such Guarantor Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness; and

            (3) in the event that, notwithstanding the foregoing provisions of this Section 14.05, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, in respect of any of the obligations of such Guarantor under this Guarantee before all Guarantor Senior Indebtedness of such Guarantor is paid in full or payment thereof provided for, then and in such event such payment or distribution (excluding Permitted Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of such Guarantor for application to the payment of all such Guarantor Senior Indebtedness remaining unpaid, to the extent necessary to pay all of such Guarantor Senior Indebtedness in full in cash, Cash Equivalents or, as acceptable to the holders of such Guarantor Senior Indebtedness, any other manner, after giving effect to any concurrent payment or distribution to or for the holders of such Guarantor Senior Indebtedness.

            The consolidation of a Guarantor with, or the merger of a Guarantor with or into, another person or the liquidation or dissolution of a Guarantor following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth in Article Eight hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of such Guarantor for the purposes of this Article Fourteen if the person formed by such consolidation or the surviving entity of such merger or the person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article Eight hereof.

            Section 14.06.  Suspension of Guarantee Obligations
When Guarantor Senior Indebtedness in Default.

            (a) Unless Section 14.05 shall be applicable, upon (1) the occurrence of a Payment Default with respect to any Senior Indebtedness guaranteed by a Guarantor and (2) receipt by the Trustee, the Company and such Guarantor from the Senior Representatives of written notice of such occurrence, then no payment or distribution of any assets of such Guarantor of any kind or character (excluding Permitted Junior Securities) shall be made by such Guarantor on account of principal of, premium, if any, or interest on the Securities or on account of the purchase, redemption or other acquisition of Securities or any of the obligations of such Guarantor under this Guarantee unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Guarantor Senior Indebtedness shall have been discharged or paid in full, after which such Guarantor shall resume making any and all required payments in respect of its obligations under this Guarantee.

            (b) Unless Section 14.05 shall be applicable, upon (1) the occurrence of a Non-payment Default with respect to any Senior Indebtedness guaranteed by a Guarantor and (2) receipt by the Trustee, the Company and such Guarantor from the Senior Representatives of written notice of such occurrence, no payment or distribution of any assets of such Guarantor of any kind or character (excluding Permitted Junior Securities) shall be made by such Guarantor on account of principal, premium, if any, or interest on the Securities or on account of the purchase, redemption or other acquisition of Securities or on account of any of the other obligations of such Guarantor under this Guarantee for a period ("Guarantor Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice unless and until the earlier to occur of the following events (subject to any blockage of payments that may then be in effect under subsection (a) of this Section 14.06) (w) 179 days shall have elapsed since receipt of such written notice by the Trustee (provided such Guarantor Senior Indebtedness shall theretofore not have been accelerated), (x) such Non-payment Default shall have been cured or waived or shall have ceased to exist, (y) such Guarantor Senior Indebtedness shall have been discharged or paid in full or (z) such Guarantor Payment Blockage Period shall have been terminated by written notice to the Guarantor and the Trustee from the Senior

Representative initiating such Guarantor Payment Blockage Period, or the holders of at least a majority in principal amount of such issue of such Guarantor Senior Indebtedness, after which, in the case of clause (w), (x), (y) or (z), the Guarantor shall resume making any and all required payments in respect of its obligations under this Guarantee. Notwithstanding any other provision of this Indenture, only one Guarantor Payment Blockage Period may be commenced within any consecutive 365-day period and no Non-payment Default with respect to Guarantor Senior Indebtedness of any Guarantor which existed or was continuing on the date of the commencement of any Guarantor Payment Blockage Period shall be, or be made, the basis for the commencement of a second Guarantor Payment Blockage Period unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. In no event shall a Guarantor Payment Blockage Period extend beyond 179 days from the date of the receipt of the notice referred to in clause (2) hereof and there must be a 186 consecutive day period in any 365 consecutive day period during which no Guarantor Payment Blockage Period is in effect.

            (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Security shall have received any payment prohibited by the foregoing provisions of this Section 14.06, then and in such event such payment shall be paid over and delivered forthwith to the Senior Representatives or as a court of competent jurisdiction shall otherwise direct.

            Section 14.07. Release of a Guarantor.

            Upon the sale or other disposition (by merger or otherwise), other than a lease, of a Subsidiary of the Company that is a Guarantor of all of the Capital Stock of such Subsidiary or all, or substantially all, the assets of such Subsidiary, to any person that is not an Affiliate of the Company, and which sale or other disposition is otherwise in compliance with the terms of this Indenture, such Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Article Fourteen without any further action required on the part of the Trustee or any Holder; provided, however, that any such termination shall occur if and only to the extent that all obligations of such Guarantor under all of its Guarantor Senior Indebtedness shall also terminate upon such sale or other disposition. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request of the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section and the Company's rights of redemption in accordance with the terms of the Securities in this
Section 14.07. Any Guarantor not so released will remain liable for the full amount of principal of, premium, if any, and interest on the Securities as provided in this Article Fourteen.

            Section 14.08. Waiver of Subrogation.

            Until this Indenture is discharged and all of the Securities are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Securities or this Indenture and such Guarantor's obligations under this Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Securities under the Securities, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall, subject to the provisions of this Article Fourteen and Article Twelve hereof, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied to the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 14.08 is knowingly made in contemplation of such benefits.

            Section 14.09. Guarantee Provisions Solely To Define Relative
Rights.

            The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Guarantor Senior Indebtedness of each Guarantor on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among each Guarantor, its creditors other than holders of its Guarantor Senior Indebtedness and the Holders of the Securities, the obligation of such Guarantor, which is absolute and unconditional, to make payments to the Holders in respect of its obligations under this Guarantee as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against such Guarantor of the Holders of the Securities and creditors of such Guarantor other than the holders of the Guarantor Senior Indebtedness of such Guarantor; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article of the holders of Guarantor Senior Indebtedness of the Guarantors hereunder (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 14.05, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 14.06, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 14.06(c).

            The failure by any Guarantor to make payment in respect of its obligations under this Guarantee by reason of any provision of this Article shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

            Section 14.10. Trustee To Effectuate Subordination of Guarantee Obligations.

            Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of such Guarantor owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Indebtedness, or any Senior Representative, may file such a claim on behalf of Holders of the Securities.

            Section 14.11. No Waiver of Guarantee Subordination Provisions.

            (a) No right of any present or future holder of any Guarantor Senior Indebtedness of any Guarantor to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by such Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

            (b) Without limiting the generality of subsection (a) of this
Section 14.11, the holders of Guarantor Senior Indebtedness of any Guarantor may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Fourteen or the obligations hereunder of the Holders of the Securities to the holders of such Guarantor Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which such Guarantor Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Guarantor Senior Indebtedness; (3) release any person liable in any manner for the collection or payment of such Guarantor Senior Indebtedness; and (4) exercise or refrain from exercising any rights against such Guarantor and any other person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to Article Five hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

            Section 14.12. Guarantors To Give Notice to Trustee.

            (a) Each Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article Fourteen or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from such Guarantor or a holder of its Guarantor Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 14.12, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 14.12 at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of such Guarantor Senior Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate from such Guarantor to such effect.

            (b) Subject to the provisions of Section 6.01, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Company, by a person representing himself to be a holder of Guarantor Senior Indebtedness of any Guarantor (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of such Guarantor Senior Indebtedness (or a trustee, fiduciary or agent therefor); provided, however, that a failure to give such notice to the Company shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Guarantor Senior Indebtedness of any Guarantor to participate in any payment or distribution pursuant to this Article Fourteen, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness of each Guarantor held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Fourteen, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

            Section 14.13. Reliance on Judicial Order or Certificate of Liquidating Agent Regarding Dissolution, etc. of Guarantors.

            Upon any payment or distribution of assets of any Guarantor referred to in this Article Fourteen, the Trustee, subject to the provisions of Section 6.01, and the Holders, shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Indebtedness of such Guarantor and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fourteen; provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article Fourteen.

            Section 14.14. Rights of Trustee as a Holder of Guarantor Senior Indebtedness; Preservation of Trustee's Rights.

            The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Fourteen with respect to any Guarantor Senior Indebtedness of any Guarantor which may at any time be held by the Trustee, to the same extent as any other holder of such Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article

Fourteen shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07.

            Section 14.15. Article Fourteen Applicable to Paying Agents.

            In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Fourteen in addition to or in place of the Trustee; provided, however, that Section 14.14 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

            Section 14.16. No Suspension of Remedies.

            Nothing contained in this Article Fourteen shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Fourteen of the holders, from time to time, of Guarantor Senior Indebtedness of the Guarantors.

            Section 14.17. Trustee's Relation to Guarantor Senior Indebtedness.

            With respect to the holders of Guarantor Senior Indebtedness of any Guarantor, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Fourteen, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness of any Guarantor shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness of any Guarantor and the Trustee shall not be liable to any holder of Guarantor Senior Indebtedness of any Guarantor if it shall mistakenly pay over or deliver to Holders, the Company or any other person moneys or assets to which any holder of Guarantor Senior Indebtedness of any Guarantor shall be entitled by virtue of this Article Fourteen or otherwise.

            Section 14.18. Limitation of Subsidiary Guarantor's Liability.

            Each Guarantor that is a Subsidiary of the Company, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under this Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, but not limited to, the Guarantor Senior Indebtedness of such Guarantor) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.



                      [signatures on following pages]

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                                BLUE BIRD BODY COMPANY


                                                By: /s/ Paul E. Glaske
                                                    ----------------------------
                                                    Name:  Paul E. Glaske
                                                    Title: President


                                                By: /s/ Bobby G. Wallace
                                                    ----------------------------
                                                    Name:  Bobby G. Wallace
                                                    Title: Vice President --
                                                       Finance and Admin-
                                                       istration, Treasurer
                                                       and Secretary

                                                BLUE BIRD CORPORATION


                                                By: /s/ Paul E. Glaske
                                                    ----------------------------
                                                    Name:  Paul E. Glaske
                                                    Title: President


                                                By: /s/ Bobby G. Wallace
                                                    ----------------------------
                                                    Name:  Bobby G. Wallace
                                                    Title: Vice President,
                                                            Treasurer and
                                                             Secretary

                                                THE CHASE MANHATTAN BANK,
                                                   as Trustee


                                                By: /s/ Anne G. Brenner
                                                    ----------------------------
                                                    Name:  Anne G. Brenner
                                                    Title: Vice President

                                                                     EXHIBIT A-1

                          [Form of Series A Security].

            THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS THREE YEARS (OR SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY OR ANY GUARANTOR WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY OR (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, (E) TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO

      ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                             BLUE BIRD BODY COMPANY

                                   -----------

                   10 3/4% SENIOR SUBORDINATED NOTES DUE 2006

CUSIP No. __________
No. ___________                                               $

            BLUE BIRD BODY COMPANY, a corporation incorporated under the laws of the State of Georgia (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _______________ Dollars on November 15, 2006, at the office or agency of the Company referred to below, and to pay interest thereon on May 15 and November 15 (each an "Interest Payment Date"), of each year, commencing on May 15, 1997, accruing from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 10 3/4% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

            The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the May 1 or November 1 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

            Payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register.

            Reference is hereby made to the further provisions of this Security set forth on the reverse hereof.

            Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:         ,                          BLUE BIRD BODY COMPANY


                                          By:______________________________
                                             Name:
                                             Title:



                                          By:______________________________
                                              Name:
                                              Title:

            TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

            This is one of the Securities referred to in the within-mentioned Indenture.

                                      The Chase Manhattan Bank,
                                        as Trustee



                                      By:______________________________
                                          Authorized Officer

                         [REVERSE OF SERIES A SECURITY]

            1. Indenture. This Security is one of a duly authorized issue of Securities of the Company designated as its 10 3/4% Senior Subordinated Notes due 2006 (herein called the "Series A Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $100,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of November 15, 1996, among the Company, Blue Bird Corporation ("BBC" or the "Guarantor") and The Chase Manhattan Bank, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee, the Guarantor and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

            All capitalized terms used in this Series A Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

            No reference herein to the Indenture and no provisions of this Series A Security or of the Indenture shall alter or impair the obligation of the Company or any Guarantor, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

            2. Guarantees. This Security is initially entitled to the benefits of the certain senior subordinated Guarantee of BBC and may thereafter be entitled to certain other senior subordinated Guarantees made for the benefit of the Holders. Reference is hereby made to Article Fourteen of the Indenture and to the Guarantees endorsed on this Security for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

            3. Registration Rights. Pursuant to the Registration Rights Agreement among the Company, BBC and the Holders of the Series A Securities, the Company, BBC and any other Guarantor will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security together with the Guarantees hereof endorsed hereon for 10 3/4% Senior Subordinated Notes due 2006, Series B, of the Company (herein called the "Series B Securities") and the Guarantees endorsed thereon, which have been registered under the Securities Act, in like principal amount and having identical terms as the Series A Securities (other than as set forth in this paragraph) and the Guarantees endorsed hereon, respectively. The Holders of Series A Securities shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement. The Series A Securities and the Series B Securities are together referred to herein as the "Securities."

            4. Subordination. The Indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (including, without limitation, interest on such Senior Indebtedness that would accrue but for the filing of a petition initiating any proceeding under any Bankruptcy Law, whether or not such claim is allowable in such proceeding) as defined in the Indenture, and this Series A Security is issued subject to such provisions. Each Holder of this Series A Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Series A Security shall cease to be so subordinate and subject in right of payment upon any defeasance of this Series A Security referred to below.

            5. Redemption.

            (a) Optional Redemption. The Securities are subject to redemption, at the option of the Company, in whole or in part, in principal amounts of $1,000 or any integral multiple of $1,000, at any time on or after November 15, 2001 upon not less than 30 nor more than 60 days prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued interest to the redemption date, if redeemed during the 12-month period beginning November 15 of the years indicated below:

            Year                            Redemption Price
            ----                            ----------------

            2001                                105.375%
            2002                                103.583%
            2003                                101.792%
            2004 and thereafter                 100.000%

            (b) Optional Redemption Upon Public Equity Offering. On or prior to November 15, 1999, the Company may, at its option, use the net proceeds of a Public Equity Offering to redeem up to an aggregate of 25% of the principal amount of the Securities originally issued from Holders on a pro rata basis (or as nearly pro rata as practicable), at a redemption price of 110.75 % of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption; provided that not less than $75,000,000 in aggregate principal amount of Securities would remain outstanding immediately after such redemption. The Company must mail a notice of redemption complying with Section 11.05 of the Indenture not later than 60 days after the consummation of the Public Equity Offering. As used above, "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Redeemable Capital Stock) of the Company or BBC made on a primary basis by the Company or BBC pursuant to a registration statement filed with and declared effective by the Commission in accordance with the Securities Act; provided that, in the event of an offering by BBC, BBC shall contribute as equity to the Company proceeds from the Public Equity Offering of not less than the amount necessary to redeem the Securities under the provisions described in the Indenture.

            (c) Interest Payments. In the case of any redemption of Series A Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

            (d) Partial Redemption. In the event of redemption of this Series A Security in part only, a new Series A Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

            6. Offers to Purchase. Sections 10.11 and 10.16 of the Indenture provide that upon the occurrence of a Change of

Control Triggering Event and following certain Asset Sales, and subject to certain conditions and limitations contained therein, the Company shall make an offer to purchase certain amounts of the Securities in accordance with the procedures set forth in the Indenture.

            7. Defaults and Remedies. If an Event of Default occurs and is continuing, the principal of all of the Outstanding Securities, plus all accrued and unpaid interest, if any, to and including the date the Securities are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

            8. Defeasance. The Indenture contains provisions (which provisions apply to this Series A Security) for defeasance at any time of (a) the entire indebtedness of the Company and the Guarantors on this Series A Security and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

            9. Amendments and Waivers. The Indenture permits, with certain exceptions as provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Series A Security and their consequences. Any such consent or waiver by or on behalf of the Holder of this Series A Security shall be conclusive and binding upon such Holder and upon all future Holders of this Series A Security and of any Series A Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Series A Security.

            10. Denominations, Transfer and Exchange. The Series A Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Series A Securities are exchangeable for a like aggregate principal amount of

Series A Securities of a different authorized denomination, as requested by the Holder surrendering the same.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series A Security is registrable on the Security Register of the Company, upon surrender of this Series A Security for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series A Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            No service charge shall be made for any registration of transfer or exchange or redemption of Series A Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            11. Persons Deemed Owners. Prior to and at the time of due presentment of this Series A Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Series A Security is registered as the owner hereof for all purposes, whether or not this Series A Security shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

            12. GOVERNING LAW. THE INDENTURE, THIS SECURITY AND EACH GUARANTEE SET FORTH BELOW SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

                                 ASSIGNMENT FORM

If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to

________________________________________________________________________________


(Insert assignee's social security or tax ID number) ___________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(Print or type assignee's name, address and zip code) and irrevocably appoint

________________________________________________________________________________

agent to transfer this Security on the books of the Company.
The agent may substitute another to act for such agent.

            In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the date three years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) after the later of the original issuance date appearing on the face of this Security (or any Predecessor Security) or the last date on which the Company or any Affiliate of the Company or any Guarantor was the owner of this Security (or any Predecessor Security), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

                                [Check One]

[   ]  (a)   this Security is being transferred in compliance with the
             exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                    or

[   ]  (b)   this Security is being transferred other than in accordance with (a) above and documents, including a transferee certificate substantially in the form attached hereto, are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked and, in the case of (b) above, if the appropriate document is not attached or otherwise furnished to the Trustee, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.17 of the Indenture shall have been satisfied.

________________________________________________________________________________


Date:______________ Your signature:_____________________________________________
                                      (Sign exactly as your name
                                       appears on the other side
                                       of this Security)


                                       By:______________________________________
                                          NOTICE:  To be executed
                                          by an executive officer

Signature Guarantee:____________________

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

            The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on

Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A (including the information specified in Rule 144A(d)(4)) or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: __________________          ___________________________________
                                   NOTICE:  To be executed by
                                            an executive officer

            [The Transferee Certificates (Exhibits C and D to the Indenture) will be attached to the Series A Security]

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you wish to have this Security purchased by the Company pursuant to Section 10.11 or 10.16 of the Indenture, check the box: [ ]

            If you wish to have a portion of this Security purchased by the Company pursuant to Section 10.11 or 10.16 of the Indenture, state the amount:

                              $_______________

Date: _____________ Your Signature:_____________________________________________
                                     (Sign exactly as your name
                                      appears on the other side
                                      of this Security)


                               By:  ___________________________________________
                                    NOTICE: To be executed by an
                                            executive officer


Signature Guarantee: ______________________

                                                                     EXHIBIT A-2

                           [FORM OF SERIES B SECURITY]


                             BLUE BIRD BODY COMPANY

                                ----------------

                10 3/4% SENIOR SUBORDINATED NOTES DUE 2006,
                                 SERIES B

CUSIP No.________
No. _____________                                                $

            BLUE BIRD BODY COMPANY, a corporation incorporated under the laws of the State of Georgia (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________________ or registered assigns, the principal sum of _________________ Dollars on November 15, 2006, at the office or agency of the Company referred to below, and to pay interest thereon on May 15 and November 15 (each an "Interest Payment Date"), of each year, commencing on May 15, 1997, accruing from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 10 3/4% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

            The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the May 1 and November 1 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

            Payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register.

            Reference is hereby made to the further provisions of this Security set forth on the reverse hereof.

            Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:        ,                             BLUE BIRD BODY COMPANY


                                            By:________________________
                                                Name:
                                                Title:


                                            By:________________________
                                                Name:
                                                Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

            This is one of the Securities referred to in the within-mentioned Indenture.

                                      The Chase Manhattan Bank,
                                        as Trustee



                                      By:__________________________________
                                          Authorized Officer

                         [REVERSE OF SERIES B SECURITY]

            1. Indenture. This Security is one of a duly authorized issue of Securities of the Company designated as its 10 3/4% Senior Subordinated Notes due 2006, Series B (herein called the "Series B Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $100,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of November 15, 1996, among the Company, Blue Bird Corporation ("BBC" or the "Guarantor") and The Chase Manhattan Bank, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties, obligations and immunities thereunder of the Company, the Trustee, certain Guarantors thereunder and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

            All capitalized terms used in this Series B Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

            No reference herein to the Indenture and no provision of this Series B Security or of the Indenture shall alter or impair the obligation of the Company or any Guarantor, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

            The Series B Securities were issued pursuant to an exchange offer pursuant to which 10 3/4% Senior Subordinated Securities due 2006 of the Company (herein called the "Series A Securities"), in like principal amount and having substantially identical terms as the Series B Securities, were exchanged for the Series B Securities. The Series A Securities and the Series B Securities are together referred to herein as the "Securities."

            2. Guarantees. This Security is initially entitled to the benefits of the senior subordinated Guarantees of BBC and may thereafter be entitled to other senior subordinated Guarantees made for the benefit of the Holders. Reference is hereby made to Article Fourteen and Section 10.09 of the Indenture and to the Guarantees endorsed on this Security for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

        3. Subordination. The Indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (including, without limitation, interest on such Senior Indebtedness that would accrue but for the filing of a petition initiating any proceeding under any Bankruptcy Law, whether or not such claim is allowable in such proceeding) as defined in the Indenture, and this Series B Security is issued subject to such provisions. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Series B Security shall cease to be so subordinate and subject in right of payment upon any defeasance of this Series B Security referred to below.

            4. Redemption.

            (a) Optional Redemption. The Securities are subject to redemption, at the option of the Company, in whole or in part, in principal amounts of $1,000 or any integral multiple of $1,000, at any time on or after November 15, 2001 upon not less than 30 nor more than 60 days prior notice at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued interest to the redemption date, if redeemed during the 12 month period beginning November 15 of the years indicated below:

                  Year                          Redemption Price
                  ----                          ----------------

                  2001                             105.374%
                  2002                             103.583%
                  2003                             101.792%
                  2004  and thereafter             100.000%

            (b) Optional Redemption upon Public Equity Offering. On or prior to November 15, 1999, the Company may, at its option, use the net proceeds of a Public Equity Offering to redeem up to an aggregate of 25% of the principal amount of the Securities originally issued from Holders on a pro rata basis (or as nearly pro rata as practicable), at a redemption price equal to 110.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption; provided that not less than $75,000,000 in aggregate principal amount of Securities would remain outstanding immediately after such redemption. The Company must mail a notice of redemption complying with Section 11.05 of the Indenture not later than 60 days after the consummation of the Public Equity Offering. As used above, "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Redeemable Capital Stock) of the Company or BBC made on a primary basis by the Company or BBC pursuant to a registration statement filed with and declared effective by the Commission in accordance with the Securities Act; provided that, in the event of an offering by BBC, BBC shall contribute as equity to the Company proceeds from the Public Equity Offering of not less than that amount necessary to redeem the Securities under the provisions described in the Indenture.

            (c) Interest Payments. In the case of any redemption of Series B Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

            (d) Partial Redemption. In the event of redemption of this Series B Security in part only, a new Series B Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

            5. Offers to Purchase. Sections 10.11 and 10.16 of the Indenture provide that upon the occurrence of a Change of Control Triggering Event and following any Asset Sale, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Securities in accordance with the procedures set forth in the Indenture.

            6. Defaults and Remedies. If an Event of Default occurs and is continuing, the principal of all of the Outstanding Securities, plus all accrued and unpaid interest, if any, to and including the date the Securities are paid, may be declared due and in the manner and with the effect provided in the Indenture.

            7. Defeasance. The Indenture contains provisions (which provisions apply to this Series B Security) for defeasance at any time of (a) the entire indebtedness of the Company and the Guarantors on this Series B Security and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

            8. Amendments and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indentures and certain past Defaults under the Indenture and this Series B Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and their consequences. Any such consent or waiver by or on behalf of the Holder of this Series B Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Series B Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Series B Security.

            9. Denominations, Transfer and Exchange. The Series B Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Series B Securities are exchangeable for a like aggregate principal amount of Series B Securities of a different authorized denomination, as requested by the Holder surrendering the same.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series B Security is registrable on the Security Register of the Company, upon surrender of this Series B Security for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series B Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            No service charge shall be made for any registration of transfer or exchange or redemption of Series B Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            10. Persons Deemed Owners. Prior to and at the time of due presentment of this Series B Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Series B Security is registered as the owner hereof for all purposes, whether or not this Series B Security shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

            11. GOVERNING LAW. THE INDENTURE, THIS SECURITY AND EACH GUARANTEE SET FORTH BELOW SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

                              ASSIGNMENT FORM

If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to

________________________________________________________________________________

(Insert assignee's social security or tax ID number) ___________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(Print or type assignee's name, address and zip code) and irrevocably appoint

________________________________________________________________________________

agent to transfer this Security on the books of the Company.
The agent may substitute another to act for such agent.

Date:______________ Your signature:_____________________________________________
                                     (Sign exactly as your name
                                     appears on the other side of
                                     this Security)

Signature Guarantee:____________________________________________________________

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you wish to have this Security purchased by the Company pursuant to Section 10.11 or 10.16 of the Indenture, check the box: [ ]

            If you wish to have a portion of this Security purchased by the Company, state the amount:

                              $_______________

Date: __________________ Your Signature:_______________________________________
                                        (Sign exactly as your
                                        name appears on the
                                        other side of this
                                        Security)

Signature Guarantee: _________________

                                                                       EXHIBIT B

                 FORM OF LEGEND FOR BOOK-ENTRY SECURITIES

            Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

            THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT C

                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors

                                                               ___________, ____

THE CHASE MANHATTAN BANK
Attention:  Corporate Trustee Administration


      Re:   Blue Bird Body Company
            (the "Company") Senior Subordinated
            Notes due 2006 (the "Securities") and
            the related Indenture (the "Indenture")
            ---------------------------------------

Dear Sirs:

            In connection with our proposed purchase of the Securities, we confirm that:

            1. We have received such information as we deem necessary to make our investment decisions.

            2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

            3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of each account for which we acquire any Securities, that, prior to (x) the date which is three years after the later of the date of original issuance of the Securities (or such shorter period as may be prescribed by Rule 144(k) under the Securities Act or any successor provision) and (y) such later date, if any, may be required by applicable laws, the Securities may be offered, resold, pledged or otherwise transferred only (a) to the Company or any of its subsidiaries, (b) inside the United States to a person whom we reasonably believe to be a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A under the Securities Act, (c) inside the United States to a person we reasonably believe to be an institutional "accredited investor" (as defined below) that, prior to such transfer, furnished to the Trustee a signed letter substantially in the form hereof, (d) outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 under Regulation S under the Securities Act, (e) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (f) pursuant to an effective registration statement under the Securities Act or (g) pursuant to another available exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, and we further agree to provide to any person purchasing Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

            4. We understand that, on any proposed resale of any Securities, we will be required to furnish to you and the Company such certification, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

            5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment, as the case may be.

            6. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,

                                    [Name of Transferee]



                                    By:___________________________________
                                            Authorized Signature

                                                                       EXHIBIT D

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                               ___________, ____

THE CHASE MANHATTAN BANK
Attention:  Corporate Trustee Administration


      Re:   Blue Bird Body Company (the "Company")
            Senior Subordinated Notes due 2006
            (the "Securities")
            --------------------------------------

Dear Sirs:

            In connection with our proposed sale of $     aggregate principal
amount at maturity of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (1) the offer of the Securities was not made to a person in the United States;

            (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

            (5) we have advised the transferee of the transfer restrictions applicable to the Securities; and

            (6) if the circumstances set forth in Rule 904(c) under the Securities Act are applicable, we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Securities may be offered and sold during the restricted period specified in Rule 903(c)(2) or (3), as applicable; in accordance with the provisions of Regulation S; pursuant to registration of the Securities under the Securities Act; or pursuant to an available exemption from the registration requirements under the Securities Act.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                    Very truly yours,

                                    [Name of Transferor]


                                    By:_________________________________
                                          Authorized Signature

                                                                       EXHIBIT E

                                FORM OF GUARANTEE

            For value received, the undersigned hereby unconditionally guarantees to the Holder of this Security the cash payments in United States dollars of principal of, premium, if any, and interest on this Security in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article Fourteen of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Fourteen of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of November 15, 1996, among Blue Bird Body Company, the undersigned and The Chase Manhattan Bank, as Trustee, as amended or supplemented (the "Indenture").

            The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Fourteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

            THIS GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE SUBSIDIARY GUARANTOR HEREUNDER AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE SECURITIES OR THIS GUARANTEE.

            This Guarantee is subject to release upon the terms set forth in the Indenture.


Date:
                                       [NAME OF GUARANTOR], as Guarantor


                                       By:_________________________________
                                           Name:
                                           Title:


                                       F-2